Exhibit 99.1
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Gary T. Holtzer
Sunny Singh

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------------------------	X
:
In re	:	Chapter 11
:
FUSION CONNECT, INC., et al.,	:	Case No. 19-11811 (SMB)
:
Debtors.1	:	(Jointly Administered)
:
---------------------------------------------------------------	X

NOTICE OF FILING OF PLAN SUPPLEMENT

IN CONNECTION WITH THE SECOND AMENDED JOINT

CHAPTER 11 PLAN OF FUSION CONNECT, INC. AND ITS SUBSIDIARY DEBTORS

PLEASE TAKE NOTICE THAT

1. On June 3, 2019 (the “Commencement Date”), Fusion Connect, Inc. and its debtor subsidiaries, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”).
_________________________

1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are Fusion Connect, Inc. (2021); Fusion BCHI Acquisition LLC (7402); Fusion NBS Acquisition Corp. (4332); Fusion LLC (0994); Fusion MPHC Holding Corporation (3066); Fusion MPHC Group, Inc. (1529); Fusion Cloud Company LLC (5568); Fusion Cloud Services, LLC (3012); Fusion CB Holdings, Inc. (6526); Fusion Communications, LLC (8337); Fusion Telecom, LLC (0894); Fusion Texas Holdings, Inc. (2636); Fusion Telecom of Kansas, LLC (0075); Fusion Telecom of Oklahoma , LLC (3260); Fusion Telecom of Missouri, LLC (5329); Fusion Telecom of Texas Ltd., L.L.P. (8531); Bircan Holdings, LLC (2819); Fusion Management Services LLC (5597); and Fusion PM Holdings, Inc. (2478).  The principal executive office of the Debtors is located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339.

i

2. On October 7, 2019, the Debtors filed the Second Amended Joint Chapter 11 Plan of Fusion Connect, Inc., and its Subsidiary Debtors (ECF No. 455) (as amended, modified, or supplemented, the “Plan”).2

3. On October 8, 2019, the Court entered the Order (I) Approving Disclosure Statement and Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Approving Confirmation Objection Procedures and Notice of Confirmation Hearing, and (V) Granting Related Relief (ECF No. 457) (the “Disclosure Statement Order”).

4. In accordance with the Plan and Disclosure Statement Order, the Debtors hereby file this Plan Supplement consisting of the following documents:

Exhibit A-1	New First Lien Facility Term Sheet3
Exhibit A-2	Redline of New First Lien Facility Term Sheet4
Exhibit B	New Exit Facility Term Sheet5
Exhibit C	Special Warrant Agreement
Exhibit D	Litigation Trust Agreement
Exhibit E	Litigation Trust Loan Agreement

2
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
3
On October 7, 2019, the Debtors filed the Plan, which included the New First Lien Facility Term Sheet annexed as Exhibit B to the Plan. The Debtors are continuing to work with the First Lien Lender Group on the New First Lien Documents.
4
Exhibit A-2 of the Plan Supplement contains a redline of the New First Lien Facility Term Sheet against the version filed on October 7, 2019.
5
On October 15, 2019, the Debtors filed the Motion of Debtors for Authorization to Enter Into and Perform Obligations Under The Exit Financing Letter With Exit Financing Lenders (ECF No. 482). The motion attached a non-binding proposal (the “Exit Financing Letter”) from TSL Advisers, LLC (“TSL”) and MSD Partners, L.P. (“MSD”) for TSL, MSD, and certain other parties acceptable to TSL and MSD to provide one-hundred percent of the aggregate principal amount of the Exit Financing on an exclusive basis. The Exit Financing Letter is attached for reference and remains unchanged from the version filed on October 15, 2019. The Debtors are continuing to work with TSL and MSD to reach agreement on a commitment relating to the Exit Financing.

ii

5. The Plan Supplement documents attached hereto remain subject to (a) further review, negotiations, and modifications, and (b) final documentation in a manner consistent with the Plan.
6. The Debtors may, in their discretion, update, modify, or supplement the Plan Supplement in accordance with the terms of the Plan.
7. The Plan Supplement may be viewed and obtained (a) by accessing the Court’s website at www.nysb.uscourts.gov, or (b) from the Debtors’ claims and noticing agent, Prime Clerk LLC (“Prime Clerk”), https://cases.primeclerk.com/Fusion. In addition, a copy of the Plan Supplement will be provided on request free of charge by contacting Prime Clerk by calling (844) 230-7218 (domestic toll-free) or +1 (347) 859-8784 (international) or by emailing fusionconnectinfo@primeclerk.com.

Dated: October 28, 2019 New York, New York

/s/ Sunny Singh
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Gary T. Holtzer
Sunny Singh

Attorneys for Debtors
and Debtors in Possession

iii

Exhibit A-1

New First Lien Facility Term Sheet

A-1-1

NEW FIRST LIEN CREDIT AGREEMENT

SUMMARY OF TERMS

This term sheet (the “New First Lien Term Loan Term Sheet”) is Schedule 2 to the Restructuring Support Agreement Term Sheet (the “Term Sheet”). Capitalized terms used but not defined herein have the meanings given to them in the Term Sheet attached to the Restructuring Support Agreement as Exhibit B and the Restructuring Support Agreement, as applicable.

This New First Lien Term Loan Term Sheet sets forth the principal terms of a potential takeback first lien term loan facility (the “New First Lien Credit Facility”; the credit agreement evidencing the New First Lien Credit Facility, the “New First Lien Credit Agreement” and, together with the other definitive documents governing the New First Lien Credit Facility, the “New First Lien Credit Documents,” each of which shall be in form and substance reasonably acceptable to the New First Lien Agent and the Requisite New First Lien Lenders (each as defined herein)) to be entered into with the Loan Parties (as defined herein). The New First Lien Credit Facility will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Loan Parties from the Chapter 11 Cases (the date of such emergence, the “Plan Effective Date” or the “Closing Date”), in accordance with (i) the chapter 11 plan of reorganization (the “Plan”), (ii) any order entered by the Bankruptcy Court authorizing the Loan Parties to enter into the New First Lien Credit Facility, which order may be part of the order confirming the Plan, each of which shall be in form and substance reasonably acceptable to the New First Lien Agent and the Requisite New First Lien Lenders, and (iii) the New First Lien Credit Documents to be executed by the Loan Parties, the New First Lien Agent and the New First Lien Lenders (as defined below).

Borrower:	Reorganized FCI (the “Borrower” or the “Company”).
Guarantors:
All of the obligations of the Borrower under the New First Lien Credit Agreement shall be guaranteed by each of the Reorganized Debtors and each of their non-Debtor subsidiaries (subject, in the case of non-domestic subsidiaries, to limitations as required by legal requirements or fiduciary duties under applicable local law) (collectively, the “Guarantors”; and Guarantors, together with the Borrower, the “Loan Parties”).

Administrative Agent:
An entity to be selected by the Requisite First Lien Lenders, with the consent of the Borrower (not to be unreasonably withheld or delayed), shall act as administrative agent and collateral agent for the New First Lien Credit Facility (in such capacities, the “New First Lien Agent”) on behalf of the New First Lien Lenders.

Lenders:	The Prepetition First Lien Lenders (collectively, the “New First Lien Lenders”).
Amount & Type:
A junior secured term loan credit facility in an aggregate principal amount of (i) $350.0 million (subject to reduction to be reasonably agreed if the Canadian subsidiaries of the Borrower are sold prior to the Plan Effective Date) minus (ii) the aggregate amount of the loans and commitments under the New Exit Credit Agreement on the Plan Effective Date, which is currently anticipated to be $125.0 million (the loans made thereunder, the “New First Lien Term Loans”).

Maturity Date:	The date that is 4 years after the Closing Date.
Fees and Interest Rate:
Interest shall be paid in cash at the LIBOR Rate plus the Margin. “Margin” means 8.00% per annum. The term “LIBOR Rate” will have a meaning customary for financings of this type (and in no event shall be less than 1.00%), and the basis for calculating accrued interest and the interest periods for loans bearing interest at the LIBOR Rate will be customary for financings of this type.
During the continuance of a payment event of default, any overdue amount under the New First Lien Credit Documents, and during the continuance of a bankruptcy event of default, the New First Lien Term Loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the otherwise applicable interest rate. To the extent permitted under the New Exit Credit Agreement, interest will be payable in cash and otherwise such interest will be payable “in kind”.

A-1-2

Amortization:
If and to the extent permitted under the New Exit Credit Agreement, the New First Lien Term Loans will amortize in equal quarterly installments (commencing with the fiscal quarter during which the Closing Date occurs), in aggregate amounts equal to (i) during the first two years after the Closing Date, 0.5% of the original principal amount of the New First Lien Term Loans and (ii) thereafter, 1.25% of the original principal amount of the New First Lien Term Loans.

Collateral:
The New First Lien Term Loans will be secured by a senior priority perfected security interest (junior to the liens securing the New Exit Credit Agreement) in substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Loan Parties, wherever located, including, without limitation, all accounts, inventory, equipment, capital stock in subsidiaries of the Loan Parties, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, subject to certain exceptions and materiality thresholds reasonably acceptable to the Requisite New First Lien Lenders (collectively, the “Collateral”).

Representations and Warranties:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders and subject to the requirements of the New Exit Credit Agreement.
Mandatory Prepayments:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Mandatory prepayments will, in any event, be required from 75% of Excess Cash Flow (to be defined), with step downs to 50% if the Leverage Ratio (to be defined as the ratio of total funded indebtedness, including capital leases, to EBITDA) is below 3.00:1.00 and 0% if the Leverage Ratio is below 2.00:1.00.

Voluntary Prepayments:
All voluntary prepayments (regardless of whether before or after the occurrence of an event of default, an acceleration of the New First Lien Term Loans or the commencement of any bankruptcy or insolvency proceeding) of the New First Lien Term Loans shall be subject to a prepayment premium in an amount equal to (a) 103.0% of the New First Lien Term Loans if such prepayment is made on or prior to the first anniversary of the Closing Date, and (b) 102.0% of the New First Lien Term Loans if such prepayment is made after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date (the premium referred to in clauses (a) and (b) above, the “New First Lien Prepayment Premium”).

Affirmative Covenants:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Reporting Requirements:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders and to be initially based on the reporting requirements in the Prepetition Super Senior Secured Credit Agreement, but (i) to include a customary covenant to deliver annual audited financial statements within 90 days after the end of each fiscal year, (ii) to include a requirement to deliver a budget within 90 days after the end of each fiscal year to be built on a monthly basis and to include a balance sheet, income statement and cash flow statement and KPIs, (iii) not to include clauses (o) (updated budget), (p) (variance reports), (q) (telecommunications supplier report) and (s) (Lingo report) of Section 5.1 of the Prepetition Super Senior Secured Credit Agreement, and (iv) to provide that the requirement to deliver unaudited monthly financials and associated monthly KPIs will no longer apply if the Leverage Ratio (calculated on a four-quarter basis) for two consecutive fiscal quarters is less than 2.50:1.00.

Negative Covenants:	Customary for facilities of this type with exceptions and baskets reasonably acceptable to the Requisite New First Lien Lenders.
Financial Covenants:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders, but in any event to include a minimum EBITDA covenant, a maximum capital expenditures covenant and a maximum Leverage Ratio covenant, in each case with a 20% cushion to the then approved forecast.

A-1-3

Voting
Amendments and waivers of the New First Lien Credit Agreement will require the approval of at least two (2) New First Lien Lenders (New First Lien Lenders affiliated with each other or under common management being deemed to be one single New First Lien Lender), collectively holding more than 50% in the aggregate of the amount of the New First Lien Term Loans (the “Requisite New First Lien Lenders”); provided that, notwithstanding the foregoing, the vote of each affected New First Lien Lender shall be required for, among other things, (i) reductions of interest (or the rate thereon or any increase in the allowed amount of, or acceleration in the allowed or prescribed date with respect to, interest payable in kind) or principal or fees or any postponement of any date for payment for any of the foregoing, (ii) extension of the maturity date, (iii) changes to the payment waterfall, (iv) changes to certain pro rata sharing provisions, (v) releases of all or substantially all of the value of the guarantees of the Guarantors or a release of all or substantially all of the Collateral and (vi) changes in the voting provisions, the definition of required lenders (or similar terms) or voting percentages specified in the definition of required lenders or related terms.

Events of Default:	Substantially consistent with the New Exit Credit Agreement with such changes as may be mutually agreed.
Conditions Precedent to Closing Date:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Fees and Expenses Indemnification:
The facilities documentation will include expense reimbursement, indemnification and other provisions as are usual and customary for facilities of this kind and in the case of expense reimbursement and indemnification provisions, reimbursement for the costs, fees and expenses of the advisors to the New First Lien Lenders.

Governing Law and Submission to Jurisdiction:	New York
Counsel to the New FirstLien Lenders:	Davis Polk & Wardwell LLP.

A-1-4

Exhibit A-2

Redline of New First Lien Facility Term Sheet

A-2-1

NEW FIRST LIEN CREDIT AGREEMENT

SUMMARY OF TERMS

This term sheet (the “New First Lien Term Loan Term Sheet”) is Schedule 2 to the Restructuring Support Agreement Term Sheet (the “Term Sheet”). Capitalized terms used but not defined herein have the meanings given to them in the Term Sheet attached to the Restructuring Support Agreement as Exhibit B and the Restructuring Support Agreement, as applicable.

This New First Lien Term Loan Term Sheet sets forth the principal terms of a potential takeback first lien term loan facility (the “New First Lien Credit Facility”; the credit agreement evidencing the New First Lien Credit Facility, the “New First Lien Credit Agreement” and, together with the other definitive documents governing the New First Lien Credit Facility, the “New First Lien Credit Documents,” each of which shall be in form and substance reasonably acceptable to the New First Lien Agent and the Requisite New First Lien Lenders (each as defined herein)) to be entered into with the Loan Parties (as defined herein). The New First Lien Credit Facility will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Loan Parties from the Chapter 11 Cases (the date of such emergence, the “Plan Effective Date” or the “Closing Date”), in accordance with (i) the chapter 11 plan of reorganization (the “Plan”), (ii) any order entered by the Bankruptcy Court authorizing the Loan Parties to enter into the New First Lien Credit Facility, which order may be part of the order confirming the Plan, each of which shall be in form and substance reasonably acceptable to the New First Lien Agent and the Requisite New First Lien Lenders, and (iii) the New First Lien Credit Documents to be executed by the Loan Parties, the New First Lien Agent and the New First Lien Lenders (as defined below).

Borrower:	Reorganized FCI (the “Borrower” or the “Company”).
Guarantors:
All of the obligations of the Borrower under the New First Lien Credit Agreement shall be guaranteed by each of the Reorganized Debtors and each of their non-Debtor subsidiaries (subject, in the case of non-domestic subsidiaries, to limitations as required by legal requirements or fiduciary duties under applicable local law) (collectively, the “Guarantors”; and Guarantors, together with the Borrower, the “Loan Parties”).

Administrative Agent:
An entity to be selected by the Requisite First Lien Lenders, with the consent of the Borrower (not to be unreasonably withheld or delayed), shall act as administrative agent and collateral agent for the New First Lien Credit Facility (in such capacities, the “New First Lien Agent”) on behalf of the New First Lien Lenders.

Lenders:	The Prepetition First Lien Lenders (collectively, the “New First Lien Lenders”).
Amount & Type:
A junior secured term loan credit facility in an aggregate principal amount of (i) $350.0 million (subject to reduction to be reasonably agreed if the Canadian subsidiaries of the Borrower are sold prior to the Plan Effective Date) minus (ii) the aggregate amount of the loans and commitments under the New Exit Credit Agreement on the Plan Effective Date, which is currently anticipated to be $125.0 million (the loans made thereunder, the “New First Lien Term Loans”).

Maturity Date:	The date that is 4 years after the Closing Date.
Fees and Interest Rate:
Interest shall be paid in cash at the LIBOR Rate plus the Margin. “Margin” means 8.00% per annum. The term “LIBOR Rate” will have a meaning customary for financings of this type (and in no event shall be less than 1.00%), and the basis for calculating accrued interest and the interest periods for loans bearing interest at the LIBOR Rate will be customary for financings of this type.

During the continuance of a payment event of default, any overdue amount under the New First Lien Credit Documents, and during the continuance of a bankruptcy event of default, the New First Lien Term Loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the otherwise applicable interest rate. To the extent permitted under the New Exit Credit Agreement, interest will be payable in cash and otherwise such interest will be payable “in kind”.

Amortization:
If and to ~~T~~the extent permitted under the New Exit Credit Agreement, the New First Lien Term Loans will amortize in equal quarterly installments (commencing with the fiscal quarter during which the Closing Date occurs), in aggregate amounts equal to (i) during the first two years after the Closing Date, 0.5% of the original principal amount of the New First Lien Term Loans and (ii) thereafter, 1.25% of the original principal amount of the New First Lien Term Loans.

A-2-2

Collateral:
The New First Lien Term Loans will be secured by a senior priority perfected security interest (junior to the liens securing the New Exit Credit Agreement) in substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Loan Parties, wherever located, including, without limitation, all accounts, inventory, equipment, capital stock in subsidiaries of the Loan Parties, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, subject to certain exceptions and materiality thresholds reasonably acceptable to the Requisite New First Lien Lenders (collectively, the “Collateral”).

Representations and Warranties:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders and subject to the requirements of the New Exit Credit Agreement.
Mandatory Prepayments:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Mandatory prepayments will, in any event, be required from 75% of Excess Cash Flow (to be defined), with step downs to 50% if the Leverage Ratio (to be defined as the ratio of total funded indebtedness, including capital leases, to EBITDA) is below 3.00:1.00 and 0% if the Leverage Ratio is below 2.00:1.00.

Voluntary Prepayments:
All voluntary prepayments (regardless of whether before or after the occurrence of an event of default, an acceleration of the New First Lien Term Loans or the commencement of any bankruptcy or insolvency proceeding) of the New First Lien Term Loans shall be subject to a prepayment premium in an amount equal to (a) 103.0% of the New First Lien Term Loans if such prepayment is made on or prior to the first anniversary of the Closing Date, and (b) 102.0% of the New First Lien Term Loans if such prepayment is made after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date (the premium referred to in clauses (a) and (b) above, the “New First Lien Prepayment Premium”).

Affirmative Covenants:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Reporting Requirements:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders and to be initially based on the reporting requirements in the Prepetition Super Senior Secured Credit Agreement, but (i) to include a customary covenant to deliver annual audited financial statements within 90 days after the end of each fiscal year, (ii) to include a requirement to deliver a budget within 90 days after the end of each fiscal year to be built on a monthly basis and to include a balance sheet, income statement and cash flow statement and KPIs, (iii) not to include clauses (o) (updated budget), (p) (variance reports), (q) (telecommunications supplier report) and (s) (Lingo report) of Section 5.1 of the Prepetition Super Senior Secured Credit Agreement, and (iv) to provide that the requirement to deliver unaudited monthly financials and associated monthly KPIs will no longer apply if the Leverage Ratio (calculated on a four-quarter basis) for two consecutive fiscal quarters is less than 2.50:1.00.

Negative Covenants:	Customary for facilities of this type with exceptions and baskets reasonably acceptable to the Requisite New First Lien Lenders.
Financial Covenants:
Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders, but in any event to include a minimum EBITDA covenant, a maximum capital expenditures covenant and a maximum Leverage Ratio covenant, in each case with a 20% cushion to the then approved forecast.

Voting
Amendments and waivers of the New First Lien Credit Agreement will require the approval of at least two (2) New First Lien Lenders (New First Lien Lenders affiliated with each other or under common management being deemed to be one single New First Lien Lender), collectively holding more than 50% in the aggregate of the amount of the New First Lien Term Loans (the “Requisite New First Lien Lenders”); provided that, notwithstanding the foregoing, the vote of each affected New First Lien Lender shall be required for, among other things, (i) reductions of interest (or the rate thereon or any increase in the allowed amount of, or acceleration in the allowed or prescribed date with respect to, interest payable in kind) or principal or fees or any postponement of any date for payment for any of the foregoing, (ii) extension of the maturity date, (iii) changes to the payment waterfall, (iv) changes to certain pro rata sharing provisions, (v) releases of all or substantially all of the value of the guarantees of the Guarantors or a release of all or substantially all of the Collateral and (vi) changes in the voting provisions, the definition of required lenders (or similar terms) or voting percentages specified in the definition of required lenders or related terms.

A-2-3

Events of Default:	Substantially consistent with the New Exit Credit Agreement with such changes as may be mutually agreed.
Conditions Precedent to Closing Date:	Customary for facilities of this type and reasonably acceptable to the Requisite New First Lien Lenders.
Fees and Expenses Indemnification:
The facilities documentation will include expense reimbursement, indemnification and other provisions as are usual and customary for facilities of this kind and in the case of expense reimbursement and indemnification provisions, reimbursement for the costs, fees and expenses of the advisors to the New First Lien Lenders.

Governing Law and Submission to Jurisdiction:	New York.
Counsel to the New First Lien Lenders:	Davis Polk & Wardwell LLP.

A-2-4

Exhibit B

New Exit Facility Term Sheet

TSL Advisers, LLC 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	MSD Partners, L.P. 645 Fifth Ave, 21st Floor New York, New York 10022 5910

PRIVATE AND CONFIDENTIAL

October 15, 2019

Mr. Keith Soldan
Chief Financial Officer
Fusion Connect, Inc.
420 Lexington Avenue, Suite 300
New York, New York 10170

Proposal Letter

Dear Mr. Soldan:

Each of TSL Advisers, LLC, on behalf of TPG Specialty Lending, Inc. or one of its subsidiaries (“TSL”), and MSD Partners, L.P. or one of its affiliates (“MSD” and together with TSL, the “Lenders”), is pleased to confirm in this letter (“Proposal Letter”) its interest in working on a potential financing for Fusion Connect, Inc. (the “Company”). Based upon our discussions with the Company to date, the Lenders expect that the material terms of the exit credit facilities (collectively, the “Exit Credit Facilities”) would be as set forth in the term sheet attached hereto as Annex B (the “Term Sheet”; capitalized terms used but not defined herein shall have the meanings given to them in the Term Sheet), which Annex B is incorporated by reference into this Proposal Letter. This Proposal Letter is an expression of interest only, to be used solely as a basis for continued discussions, and does not constitute a commitment of the Lenders to provide the financing described herein (the “Exit Financing Commitment”) (or any obligation on the part of the Lenders to continue discussing such financing, to conduct any due diligence with respect to such financing or to initiate an internal credit approval proceeding for such financing) or an agreement to deliver such Exit Financing Commitment. Without limiting the generality of the foregoing, it is understood and agreed that, prior to delivering any such Exit Financing Commitment, the Lenders would be required to obtain an internal credit approval for the Exit Credit Facilities.

The terms of this Proposal Letter and the Term Sheet are intended as an outline of certain of the material terms of the proposed Exit Credit Facilities based on discussions with the Company to date, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses, and other provisions that would be contained in any definitive credit documents for such transactions.

In consideration of the Lenders undertaking to work towards providing the Exit Financing Commitment, the Company agrees to pay to TSL, upon approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), an expense deposit of $200,000 (the “Initial Expense Deposit”), which Initial Expense Deposit will be used to pay the Lenders’ expenses incurred in connection with the Exit Credit Facilities, including the potential preparation of (a) the definitive documentation therefor and the other transactions contemplated hereby and (b) a commitment letter for the Exit Financing Commitment (the “Commitment Letter”) (including, without limitation, the reasonable and documented fees, disbursements and other charges of (y) one outside counsel to the Lenders, taken as a whole, in respect of the Exit Credit Facilities and (z) one additional outside counsel for MSD in respect of the drafting and negotiation of any inter-lender agreements and related matters, and examiners, search fees, due diligence expenses, transportation expenses, and appraisal, environmental, audit, and consultant costs and expenses) (collectively, the “Lender Expenses”), through the effective date of the Commitment Letter. The Lenders may reasonably request an additional expense deposit in an amount to be agreed by the parties if the amount of the Lender Expenses incurred or expected to be incurred by the Lenders exceeds or are expected to exceed the amount of the Initial Expense Deposit (the “Additional Expense Deposit”, together with the Initial Expense Deposit, the “Expense Deposit”). The Company shall pay the Additional Expense Deposit within two business days after the date of the approval of a motion authorizing such Additional Expense Deposit by the Bankruptcy Court. TSL shall promptly notify the Company once (i) the balance of the Expense Deposit is less than $50,000 or (ii) the Lender Expenses are expected to exceed the amount of the Initial Expense Deposit. The Expense Deposit will not be segregated and may be commingled with other funds, and the Company will not be entitled to receive interest on the Expense Deposit. Except as set forth below, if for any reason neither the Lenders nor any of their affiliates issue the Exit Financing Commitment to the Company, TSL shall return the Expense Deposit to the Company net of Lender Expenses. If the Lenders or their affiliates (A) cannot issue the Exit Financing Commitment to the Company as a result of any action or inaction of the Company or (B) commit to provide the Exit Credit Facilities in accordance with the terms hereof and the Term Sheet and the Company declines to accept the Exit Financing Commitment in accordance with its terms, TSL shall retain the unused balance of the Expense Deposit, if any. If the Lenders issue the Exit Financing Commitment to the Company, (1) the Expense Deposit net of any unpaid Lender Expenses shall be credited against any closing, upfront or any similar fees payable to the Lenders thereunder and (2) the Company shall be obligated to reimburse the Lenders for, and, to the extent mutually agreed by the Lenders and the Company and approved by the Bankruptcy Court, provide an additional expense deposit in respect of, all Lender Expenses incurred after the effective date of the Commitment Letter through the effective date of the Exit Credit Facilities.

In further consideration of this proposal by the Lenders and recognizing that in connection herewith the Lenders and their affiliates are incurring substantial Lender Expenses, the Company hereby agrees to pay all such Lender Expenses (whether incurred before or after the date hereof), regardless of whether any of the transactions contemplated hereby are consummated; provided, however, that the Lenders shall be reimbursed for such Lender Expenses from the Expense Deposit as such Lender Expenses are incurred and that the Company shall not have any obligations to reimburse any Lender Expenses in excess of the Initial Expense Deposit unless either (a) the Company and the Lenders mutually agree on the amount of the Additional Expense Deposit as set forth in the preceding paragraph of this Proposal Letter and the Company receives Bankruptcy Court approval to pay the Additional Expense Deposit or (b) the Lenders provide the Exit Financing Commitment. The Company also hereby agrees to pay all costs and expenses of the Lenders (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder. The Company’s expense reimbursement obligations hereunder shall be superseded by the expense reimbursement obligations under the Commitment Letter.

By executing this Proposal Letter, the Company agrees that from the date hereof until the date which is 30 days after the date hereof, (i) the Company will not solicit from any financing provider, person or persons other than the Lenders a proposal or commitment to provide debt or equity financing in lieu of the Exit Credit Facilities and (ii) neither it nor any of its affiliates will enter into any definitive agreement for a debt or equity financing (including any modification, extension, or continuation of existing credit facilities) in lieu of the Exit Credit Facilities if the Lenders are prepared to provide the proceeds of the Exit Credit Facilities on the terms and conditions substantially as set forth in this Proposal Letter; provided that if the board of directors of the Company determines in good faith, and after consultation with outside counsel, that the Exit Credit Facilities are not in the best interests of the Company and continued support for the Exit Credit Facilities would be inconsistent with the exercise of its fiduciary duties under applicable law, the Company may terminate the Proposal Letter upon three business days’ prior notice to the Lenders.

If after the date hereof, the Company or any of its affiliates receives from other potential financing providers, person or persons, an offer, solicitation or other communication with respect to a proposal or commitment to provide debt or equity financing in lieu of the Exit Credit Facilities, the Company shall within three business days of receipt of such proposal or commitment provide written notice to the Lenders thereof, attaching therewith any documentation received with respect to any such proposal or commitment.

In connection with this Proposal Letter and Term Sheet, it is the Lenders’ policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A attached hereto, which Annex A is incorporated by reference into this Proposal Letter.

Please note that this Proposal Letter, the Term Sheet and any written or oral advice or communication provided by the Lenders in connection with this Proposal Letter, the Term Sheet, or the proposed Exit Credit Facilities contemplated hereby is exclusively for the information of the Board of Directors and senior management of the Company and may not be disclosed to any third party (other than to the Company’s attorneys and other professional advisors) or circulated or referred to publicly without the Lenders’ prior written consent, except as may be required by law.

In addition, please note that the Lenders and their affiliates do not provide accounting, tax or legal advice. Notwithstanding anything herein to the contrary, the Lenders (and each of their respective partners, officers, directors, employees, affiliates) may disclose to its agents, advisors and attorneys, to the extent the Lenders determine is reasonably necessary to consummate the transaction contemplated herein, the tax treatment and tax structure of this potential transaction and all materials related thereto (including tax opinions or other tax analyses) that are provided to the Lenders relating to such tax treatment and tax structure. However, the foregoing sentence shall not apply to any information relating to the tax treatment or tax structure to the extent reasonably necessary to enable any person to comply with applicable securities laws. For this purpose, “tax treatment” means U.S. federal income tax treatment, and “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the potential transaction.

The Lenders hereby notify the Company that the Lenders may be required to obtain, verify and record information that identifies the Company, which information includes the Company’s name and address and other information that will allow the Lenders to identify the Company in accordance with applicable law.

As you know, the Lenders and/or their respective affiliates may from time to time effect transactions, for their own account or the account of customers, and hold positions in loans or options on loans of the Company and other companies that may be the subject of this Proposal Letter or Term Sheet. In addition, the Lenders and/or their respective affiliates may from time to time effect transactions and hold positions in securities or options on securities of the Company and other companies that may be the subject of this Proposal Letter or Term Sheet. In addition, to the extent the Lenders determine it is reasonably necessary to consummate the transaction contemplated herein, the Lenders may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the company and other companies that may be the subject of this Proposal Letter or Term Sheet, and such affiliates shall be entitled to the benefits afforded to the Lenders hereunder.

Neither this Proposal Letter nor the Term Sheet may be amended or waived except by an instrument in writing signed by the Lenders and the Company. This Proposal Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Proposal Letter by facsimile transmission or email shall be effective as delivery of a manually executed counterpart thereof.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to the Lenders the enclosed copy of this Proposal Letter on or before 5:00 pm New York time on October 15, 2019, whereupon this Proposal Letter shall become binding, subject to the receipt by TSL of the Initial Expense Deposit as set forth below. If not signed and returned as described in the preceding sentence by such date, this proposal will expire on such date. The Company shall transfer the Initial Expense Deposit by wiring the amount thereof to State Street, ABA #011-000-028, A/C Name: TPG Specialty Lending, Inc., A/C # 10207850, Ref: Fusion Connect, Inc. Exit Credit Facilities within two business days after the date of the approval of the motion authorizing such Initial Expense Deposit by the Bankruptcy Court; provided, that this Proposal Letter shall terminate if such approval is not obtained and the Initial Expense Deposit is not received by TSL on or before October 31, 2019.

This Proposal Letter (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations and understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, (iii) may not be assigned by either party without the other party’s prior written consent and any purported assignment without such consent shall be null and void, (iii) shall be binding upon the parties and their respective successors and assigns, and (iv) may not be relied upon or enforced by any other person or entity and is not intended to confer any benefit upon, or create any right in favor of, any person other than the parties hereto. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the Proposal Letter is hereby waived by the parties hereto. The Company agrees that any suit or proceeding arising in respect to this arrangement or any matter referred to in the Proposal Letter will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

Annex A

In the event that a Lender becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of either this arrangement or any matter referred to in the letter to which this Annex A is attached or the Term Sheet related thereto (collectively, the “Proposal Letter”), the Company periodically will reimburse such Lender for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith provided, that if both Lenders are involved in any such action proceeding or investigation, the Company’s reimbursement obligation with respect to legal expenses will be limited to the reasonable and documented fees, disbursements and other charges of one primary counsel to the Lenders, taken as a whole; provided further, that in the case of any actual or reasonably perceived conflict of interest, each Lender shall be entitled to be reimbursed for its reasonable and documented legal fees, disbursements and other charges for one counsel. The Company also will indemnify and hold each Lender harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Proposal Letter, and without regard to the exclusive or contributory negligence of such Lender or its affiliates, or the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Lender and any such affiliate, except to the extent that such have been found by a final, non-appealable judgment of a court that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or bad faith of such Lender in performing the services that are the subject of the Proposal Letter. If for any reason the foregoing indemnification is unavailable to a Lender or is insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Lender as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and such Lender on the other hand in the matters contemplated by the Proposal Letter as well as the relative fault of the Company and such Lender with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of each Lender and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of each Lender and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Lender, any such affiliate and any such person. The Company also agrees that neither any indemnified party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability based on its or their exclusive or contributory negligence or otherwise to the Company or any person asserting claims on behalf of or in right of the Company or any other person in connection with or as a result of either this arrangement or any matter referred to in the Proposal Letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company have been found by a final, non-appealable judgment of a court to have resulted from the gross negligence, willful misconduct or bad faith of such indemnified party in performing the services that are the subject of the Proposal Letter; provided, however, that in no event shall such indemnified party or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such indemnified party’s or such other parties’ activities related to the Proposal Letter. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the Proposal Letter; provided, however, that, to the extent the Commitment Letter is executed and delivered to the Company such provisions shall be superseded by the corresponding provisions set forth in the Commitment Letter.

Annex B

INDICATIVE TERM SHEET

DATED OCTOBER 15, 2019

FOR DISCUSSION PURPOSES ONLY

SENIOR SECURED EXIT CREDIT FACILITIES

Company:	Fusion Connect, Inc., as reorganized pursuant to the Chapter 11 bankruptcy proceedings (the “Company”).
Guarantors:
Each of the existing and future direct, indirect and wholly-owned1 subsidiaries of the Company and each of the existing and future direct and indirect parent companies of the Company (the “Guarantors”); provided, however, that ability to guarantee and grant a security interest in their assets by foreign subsidiaries of the Company is subject to further diligence.

Sole Lead Arranger and Administrative Agent:	TPG SPECIALTY LENDING, INC. (“TSL”) (in such capacity, the “Agent” or the “Arranger,” as applicable).
Lenders:
TSL (or an affiliate of TSL to be identified), MSD (or an affiliate of MSD to be identified) and/or other financial institutions or investment vehicles selected by TSL and MSD (collectively, the “Lenders”).

Exit Credit Facilities:	$20,000,000 Exit Revolving Facility $100,000,000 Exit Term Loan $120,000,000 Total (“Total Facility Amount”)

TSL and MSD shall each provide 50% of the advances to be made under the Exit Revolving Facility and the Exit Term Loan; provided, that TSL and MSD reserve the right to, subject to the Company’s consent, jointly syndicate the right to provide up to $25,000,000 of the Exit Term Loan.

Use of Proceeds:
The proceeds of the Exit Term Loan shall be applied (i) to refinance the DIP Facilities, (ii) to pay transaction fees and expenses, (iii) to pay vendor payments and other Chapter 11 exit costs, and (iv) for working capital and other general corporate purposes.

Initial Funding Date:
November 30, 2019, or such other date as all conditions to the initial funding of the Exit Credit Facilities (including without limitation the confirmation of the Company’s Chapter 11 plan of reorganization and the effectiveness thereof) have been satisfied.

Maturity Date:	The date that is 5 years after the Initial Funding Date (the “Maturity Date”).
Interest Rates:	A floating rate of LIBOR + 5.75% with a 1.50% LIBOR floor, payable up to quarterly for LIBOR borrowings. All rates shall be calculated on a 360-day basis.
Facility Fee:	2.00% of the Total Facility Amount, payable to the Arranger on the Initial Funding Date for the ratable benefit of the Lenders.
Administration Fee:	$75,000 per annum, payable to the Agent annually in advance on the Initial Funding Date and on each anniversary thereof.
 _______________________

  1Subject to satisfactory legal due diligence.

Un-drawn Facility Fee:
0.50% per annum times the daily average aggregate un-drawn portion of the Exit Revolving Facility shall accrue from the Initial Funding Date and shall be payable monthly in arrears to the Agent for the ratable benefit of the Lenders under the Exit Revolving Facility.

Amortization:	Exit Revolving Facility: None.

Exit Term Loan: Amortization of principal in equal quarterly installments in an amount equal to 10.00% per annum of the initial funded balance of the Exit Term Loan, with the outstanding amount due and payable on the Maturity Date.

Mandatory Prepayments:
Mandatory prepayments (subject to customary exceptions and baskets) from equity issuances, debt issuances, excess cash flow (“ECF”)2, asset sales, tax refunds and other extraordinary receipts, and insurance/condemnation proceeds.

Prepayment Premium:
The Exit Credit Facilities shall be subject to the following prepayment/commitment reduction premium: 3.00% in months 0–12, 2.00% in months 13–24, 1.00% in months 25– 36, and nothing thereafter. The Prepayment Premium shall not be applicable to payments of Amortization or Mandatory Prepayments from ECF.

Collateral:
First lien on substantially all tangible and intangible assets and equity interests of the Company and each of the Guarantors, subject to customary permitted liens and subject to certain customary exceptions and materiality thresholds to be mutually agreed3 and excluding the Vector Subordinated Note Collateral (as defined in the Company’s Final DIP Order (Docket No. 160), entered by the Bankruptcy Court on July 3, 2019).

Financial Covenants:
There would be financial covenants as mutually agreed, customary and appropriate for a loan facility of this nature. Financial covenants would include minimum fixed charge coverage, maximum debt/EBITDA, and maximum capital expenditures, in each case set at levels to be agreed by the parties.

Additional Indebtedness At Close:
Up to $275,000,000 second lien take-back term loan (the “Take-Back Term Loan”), with an interest rate not to exceed L+8.00% per annum (of which no more than $13,750,000 may be paid in cash and the remainder paid in kind). While obligations under the Exit Credit Facilities are outstanding, the Take-Back Term Loan shall not, without limitation:

(i) receive any amortization payments;
(ii) receive any mandatory prepayments (from ECF or otherwise), unless declined by the Lenders under the Exit Credit Facilities;
(iii) have any covenants that are different than or more restrictive than those contained in the definitive documentation governing the Exit Credit Facilities;
(iv) have any events of default that are different than or more restrictive than those contained in the definitive documentation governing the Exit Credit Facilities;

(v) be pledged any collateral or receive any guarantees, except to the extent that, as applicable, such collateral has been pledged to or such guarantees have been provided to the Lenders under the Exit Credit Facilities, in each case on a priority basis.

The Take-Back Term Loan shall have a maturity date that is 5.5 years after the Initial Funding Date. Any optional prepayments of the Take-Back Term Loan (including any fees or premiums associated therewith) shall be subject to restricted payments conditions and baskets to be agreed by the parties. The Take-Back Term Loan shall be governed by an intercreditor agreement reasonably satisfactory to Agent.

 _____________________________

2 Mandatory prepayments from ECF, if any, to be paid annually beginning with the fiscal year ending December 31, 2020 in an amount equal to: (i) 50% of ECF when Gross Leverage is > 3.50x, (ii) 37.5% of ECF when Gross Leverage is < 3.50x but > 2.75x, (iii) 25% of ECF when Gross Leverage is < 2.75x
3 Subject to satisfactory legal due diligence

Affirmative Covenants:
Customary and appropriate for facilities of this type, including without limitation delivery of financial statements and other information, maintenance of existence, payment of taxes and claims, maintenance of properties and insurance, inspections, lender meetings, compliance with laws, and compliance with contractual obligations, and in each case subject to customary carve outs and thresholds to be agreed.

Negative Covenants:
Customary and appropriate for facilities of this type, including without limitation limitations on indebtedness, liens, guarantees, negative pledges, restricted payments, subsidiary distributions, investments, fundamental changes, disposition of assets, acquisitions, disposal of subsidiary interests, sale and lease-backs, transactions with affiliates, conduct of business, changes to material contracts, and deposit accounts, and in each case subject to customary carve outs and thresholds to be agreed.

Representations and Warranties, Events of Default, and Indemnification:	Customary and appropriate for facilities of this type.
Other Conditions and Requirements:	Usual and customary for facilities of this type, including without limitation:
● Satisfactory completion and review of third-party accounting due diligence report;
● Documents governing the Exit Credit Facilities, satisfactory legal opinions, corporate records, and documents from public officials and officers’ certificates shall have been delivered;
● Other satisfactory due diligence, including but not limited to: business due diligence, market due diligence, management background checks, and legal review;
● Minimum LTM EBITDA at closing of at least an amount to be mutually agreed, with adjustments satisfactory to the Agent;
● Minimum LTM EBITDA less capitalized expenditures at closing of at least an amount to be mutually agreed, with adjustments satisfactory to the Agent;
● After giving effect to the borrowings under the Exit Credit Facilities on the Initial Funding Date, the sum of Company’s unrestricted domestic cash shall be at least an amount to be mutually agreed.
Choice of Law:	State of New York.

This Indicative Term Sheet is intended for discussion purposes only does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein. This Indicative Term Sheet does not constitute an offer, agreement, or commitment by any Lender or any of its affiliates to enter into any transaction. Any such commitment (i) will be subject to completion of our credit approval process, (ii) will be subject to the execution and delivery of a definitive Commitment Letter reasonably acceptable to all parties and their respective counsel, (iii) will be subject to the completion of our legal and business due diligence and our satisfaction with the results thereof, and (iv) will assume the accuracy and completeness in all material respects of the information provided by or on behalf of the Company. This Indicative Term Sheet is confidential and may not be disclosed to any person or entity other than the Company’s respective officers, directors and professional advisors.

[Remainder of Page Intentionally Blank]

Exhibit C

Special Warrant Agreement

SPECIAL WARRANT AGREEMENT

THIS SPECIAL WARRANT AGREEMENT (this “Agreement”), dated as of [●], 2019, is by and between FUSION CONNECT, INC., a Delaware corporation (the “Company) and the Special Warrantholders listed on Annex I hereto each of which is the holder of certain Allowed Claims (as defined in the Amended Plan) and their respective successors or permitted assigns or transferees (collectively, the “Holders”). Fusion and the Holders are sometimes referred to as a “Party” and collectively as the “Parties”.

WHEREAS, on June 3, 2019, the Company and each of its U.S. subsidiaries commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly managed under the caption In re Fusion Connect, Inc., et al Case No. 19-18111 (SMB);

WHEREAS, the Company filed the Second Amended Joint Chapter 11 Plan of Fusion Connect, Inc. and its Subsidiary Debtors, dated as of October 7, 2019 [ECF No. 455] (as it may be further amended, modified and supplemented from time to time, the “Amended Plan”) with the Bankruptcy Court;

WHEREAS, on [●], 2019, the Bankruptcy Court entered an order confirming the Amended Plan;

WHEREAS, in connection with the consummation of the transactions contemplated by the Amended Plan, the Parties wish to enter into this Agreement for the issuance of special warrants to purchase shares of the Company’s common stock, $0.01 par value per share, substantially in the form attached as Exhibit A (the “Special Warrants”) and to reflect certain rights and obligations with respect to the Company and the Holders;

WHEREAS, the Special Warrants will be issued in accordance with the Equity Allocation Mechanism (as defined in the Amended Plan) pursuant to this Agreement;

WHEREAS, the Company desires to provide for the form and provisions of the Special Warrants, the terms upon which they may be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and each Holder; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Special Warrants, when issued, the valid, binding and legal obligations of the Company, subject to the terms and conditions set forth herein, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Plan. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share, and shall include any successor security as a result of any recapitalization, merger, business combination, sale of all or substantially all of the Company’s assets, reorganization, reclassification, or similar transaction involving the Company.

“Communications Laws” means the Communications Act of 1934, as amended, and the FCC Rules and, where applicable, state statutes and State PUC regulations.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities that are directly or indirectly convertible into or exchangeable for shares of Common Stock or other rights or options to subscribe for or purchase shares of any securities of the Company, including the Special Warrants.

“Declaratory Ruling” means a declaratory ruling issued by the FCC in response to the Company’s Petition for Declaratory Ruling.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the date on which a Holder exercises its Special Warrants, in whole or in part, pursuant to and in accordance with the terms and conditions described herein and in the Special Warrant.

“Exercise Form” means a properly completed and duly executed exercise form for the election to exercise a Special Warrant for Special Warrant Shares, substantially in the form attached hereto as Exhibit B.

“Expiration Date” means 5:00 p.m. New York City time on [], 2039.

“Fair Market Value” of the Special Warrant Shares on any date of determination means:

(a)           if the Common Stock is listed for trading on a national securities exchange, the volume weighted average closing sale price per share of the Common Stock for the thirty (30) consecutive trading days immediately prior to such date of determination, as reported by the national securities exchange;

(b)           if the Common Stock is not listed on a national securities exchange but is listed in the over-the-counter market, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the thirty (30) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or

(c)           in all other cases,

(i)           as agreed upon in good faith by the Board of Directors and with Majority Holders Consent, or

(ii)           as determined by an independent accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, engaged by the Company and selected by the Board of Directors.

“FCC” means the Federal Communications Commission, including any office, bureau, or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC Approval” means the FCC’s grant of approval of the Post-Emergence FCC Applications; provided that the possibility that an appeal, request for stay, or petition for reconsideration, rehearing, or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own motion, shall not prevent such grant from constituting FCC Approval for purposes of the Amended Plan and this Agreement.

“FCC Ownership Conditions” means that, as reasonably determined by the Company, the issuance of Special Warrant Shares, either alone or in combination with any other existing or proposed ownership of Common Stock, does not violate, as applicable at the time of such issuance: (i) the 9.75 Percent Limitation (as defined in the Amended Plan), (ii) the 22.5 Percent Limitation (as defined in the Amended Plan), (iii) the terms of the Declaratory Ruling, or (iv) any provision of the Communication Laws, FCC Restrictions, including but not limited to any requirement to obtain the prior consent of the FCC.

“FCC Restrictions” means the FCC ownership and transfer restrictions set forth in Section [●] of that certain stockholders agreement, dated the date hereof, by and among the holders of Common Stock of the Company.

“FCC Rules” means the written decisions, rules, orders, rulings and policies of the FCC.

“Fully Diluted Shares” means the Total Shares outstanding as of the applicable measurement date plus all Common Stock then issuable upon the conversion of any Convertible Securities at the then applicable conversion rate; provided that, all conditions to the convertibility and/or exercisability of Convertible Securities shall be deemed to have been satisfied and the number of shares issuable upon exercise of the Special Warrants shall be deemed to be the number of Special Warrant Shares issuable if the Special Warrants are exercised on a cashless basis pursuant to Section 2.06(b) as of the date of determination.

“Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

“Holders” has the meaning set forth in the preamble.

“Issuance Notice” has the meaning set forth in Section 2.11(a) hereof.

“Law” means the Communications Laws and all other laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Majority Holders Consent” means, at any particular date, the consent, approval or vote of Persons holding of record or deemed to be holding of record, at such date, a majority of the total number of all Special Warrant Shares held of record or deemed to be held of record by such Persons at such date, assuming the Special Warrants had been exercised as of such date in accordance with the terms of this Agreement.

“Management Incentive Plan” means any plan or plans or arrangements, adopted by the Board of Directors and from time to time in effect for the benefit of directors, officers and/or other employees of or consultants to the Company and/or any of its Subsidiaries, providing for the grant of stock options, restricted stock or other equity incentive awards in accordance with the terms and conditions therein stated or stated in any accompanying agreements.

“Mandatory Exchange Date” has the meaning set forth in Section 2.04(a).

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s equity securities or assets or any other transaction that is not in the ordinary course of the Company’s business and is reasonably likely to result in a material impact on the assets (including revenues) or liabilities of the Company, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for shares of Common Stock, other than a transaction which triggers an adjustment pursuant to Sections 4.02 or 4.03.

“Ownership Certification” means a written certification, in substantially the form attached hereto as Exhibit C, for the purpose of enabling the Company to determine (i) whether a Holder’s potential level of voting interests and equity interests in the Company are 100% owned, both directly and indirectly, by a U.S. Holder (as defined in the Amended Plan), (ii) if a Holder is not a 100% U.S. Holder, the potential level of direct and indirect voting interests and equity interests of the Company owned by such non-100% U.S. Holder that would be considered foreign held interests, as determined in accordance with the Communications Laws, (iii) whether the Holder (and any other entities subject to aggregation under FCC Rules) would need to obtain specific approval from the FCC in the Declaratory Ruling or otherwise as required by FCC Rules in order to obtain Special Warrant Shares; and (iv) whether the Holder will hold ten percent (10%) or more of the outstanding Common Stock following the exchange and/or exercise of Special Warrants and, therefore, must be disclosed in the Post-Emergence FCC Applications pursuant to FCC Rules.

“Parties” has the meaning set forth in the preamble.

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity.

“Post-Emergence FCC Applications” means the applications filed with the FCC following the date hereof seeking FCC consent to the assignment or transfer of control of the FCC licenses in connection with the exchange of the Special Warrants.

“Post-Emergence State PUC Applications” means the applications filed with the State PUCs (as defined in the Amended Plan) following the date hereof seeking their consent to a change in the control or level of ownership of the Company in connection with the exchange and/or exercise of the Special Warrants.

“Preemptive Share Period” has the meaning set forth in Section 2.11(b) hereof.

“Preemptive Shares” has the meaning set forth in Section 2.11(a). “Price” has the meaning set forth in Section 2.02.

“Proposed Shares” has the meaning set forth in Section 2.11(a). “Registered Holder” has the meaning set forth in Section 2.01(a).

“Regulatory Approval” means any notice or approval which the Company (or any Subsidiary of the Company) is required by applicable Law (including the Communications Laws) to file with or obtain from, respectively, any Governmental Authority with jurisdiction over the Company or its Subsidiaries in order to issue Special Warrant Shares to a Holder.

“Regulatory Ruling Notice” has the meaning set forth in Section 2.03(c).

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Warrant Register” has the meaning set forth in Section 2.01(a).

“Special Warrant Shares” means the shares of Common Stock issued or issuable upon the exchange and/or exercise of a Special Warrant.

“Special Warrants” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity (other than a corporation), a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be, or control, the general partner, the managing member or entity performing similar functions of such partnership, limited liability company or other business entity.

“Total Shares” means the total number of shares of Common Stock outstanding from time-to-time.

“Transfer” means any voluntary or involuntary transfer, sale, assignment or other disposition.

Section 1.02. Rules of Construction.

(a)           The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

(b)           Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c)           References to “$” are to dollars in lawful currency of the United States of America.

(d)           The Exhibits attached hereto are an integral part of this Agreement.

ARTICLE 2

TERMS ; EXCHANGE AND EXERCISE OF SPECIAL WARRANTS

Section 2.01. Registration.

(a) The Company shall keep, or cause to be kept, at an office designated for such purpose, a record (the “Special Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Special Warrants and exercises, exchanges, cancellations and transfers of outstanding Special Warrants. No service charge shall be made for any exercise, exchange or registration of transfer of the Special Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on any Registered Holder in connection with any such exercise, exchange or registration of transfer.

(b) Prior to due presentment for registration of transfer or exchange of any Special Warrants in accordance with the procedures set forth in this Agreement, the Company may deem and treat the Person in whose name such Special Warrants are registered upon the Special Warrant Register (the “Registered Holder”) as the absolute owner of such Special Warrants, for all purposes including, without limitation, for the purpose of any exchange or exercise thereof (subject to Section 2.05(c)), and for all other purposes, and the Company shall not be affected by notice to the contrary. The Company will not be liable or responsible for any registration or transfer of any Special Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.02. Price. Subject to the provisions of this Agreement, each Special Warrant shall entitle the Holder to purchase from the Company the number of Special Warrant Shares represented by such Special Warrant (subject to adjustment from time to time as provided in Article 3 hereof) at the price of $0.01 per Special Warrant Share (subject to adjustment from time to time as provided in Article 3, the “Price”).

Section 2.03. Filing of Post-Emergence FCC and State PUC Applications and Petition for Declaratory Ruling; Notice of Declaratory Ruling.

(a) In connection with their execution of this Agreement, Holders shall submit to the Company an Ownership Certification.

(b) As soon as reasonably practicable thereafter but in any event within thirty (30) days of the date hereof, the Company shall file the Post-Emergence FCC Applications and the Petition for Declaratory Ruling and within fifty (50) days of the date hereof shall file all Post-Emergence State PUC Applications.

(c) As soon as reasonably practicable, and in any event within five (5) Business Days following receipt of the Declaratory Ruling and the receipt of all other required Regulatory Approvals, including the FCC Approval and the approvals of the Post-Emergence State PUC Applications, the Company shall send a notice to Holders describing the key terms of such Regulatory Approvals, include the Declaratory Ruling (the “Regulatory Ruling Notice”), which notice shall include:

(i) the percentage of foreign ownership of the Company permitted by the Declaratory Ruling, whether all or a portion of the outstanding Special Warrants may be exchanged and/or exercised consistent with the Regulatory Approvals, the Declaratory Ruling, Section 2.04, any other applicable limitations on foreign ownership of the Company and any other terms and conditions imposed by the U.S. Government as a condition of the grant of the Regulatory Approvals; and

(ii) the date on which the Special Warrants Shares will be issued in book-entry form in exchange for the Special Warrants.

Section 2.04. Mandatory Exchange; Subsequent Exchanges.

(a) Within five (5) Business Days of the delivery of the Regulatory Ruling Notice (such date, the “Mandatory Exchange Date”), outstanding Special Warrants shall be exchanged, the Holders shall pay the Company the Price (as such price may be adjusted pursuant to Article 3), and the Special Warrant Shares shall be issued by the Company to the respective Holders in book-entry form in accordance with, and subject to, the following criteria:

(i) With respect to any Holder that has (A) been disclosed in the Post-Emergence FCC Applications, the Petition for Declaratory Ruling and the Post-Emergence State PUC Applications and (B) to the extent required, obtained specific approval in the Declaratory Ruling in accordance with applicable FCC Rules, all of such Holder’s Special Warrants shall be exchanged and the corresponding Special Warrant Shares purchased and issued, subject to any limitation(s) set out in the Declaratory Ruling.

(ii) For any Holder that has not been disclosed in the Post-Emergence FCC Applications, the Petition for Declaratory Ruling and/or the Post-Emergence State PUC Applications, such Holder’s Special Warrants shall be exchanged for the number of Special Warrant Shares which, when aggregated with any other shares of Common Stock held or to be held by such Holder or any other entity whose interests are subject to aggregation with such Holder’s interests in accordance with FCC Rules, would result in such Holder holding (A) no more than 4.99% of the Total Shares, or (B) with respect to a Holder that does not need to obtain specific approval from the FCC in order to hold more than 5% of the Total Shares and has made the appropriate election in the Ownership Certification, an amount of Special Warrant Shares that would result in such Holder holding no more than 9.75% of the Total Shares.

(iii) To the extent that the foregoing results in a Holder being unable to exchange its Special Warrant in full, such Holder shall be issued a new Special Warrant representing the difference between the number of Special Warrant Shares issuable pursuant to its initial Special Warrant and the number of Special Warrant Shares issued to such Holder on the Mandatory Exchange Date.

(b) Following the initial exchange of Special Warrants as set forth in (a) above, Holders shall be permitted to exercise their Special Warrants on any Business Day prior to the Expiration Date, subject to the following:

(i) the Holder seeking to exercise its Special Warrant has completed and delivered to the Company an Exercise Form and an Ownership Certification no less than ten (10) Business Days prior to the proposed Exercise Date for such Special Warrant(s);

(ii) based on the Exercise Form and Ownership Certification delivered to the Company pursuant to Section 2.04(b)(i), the Company shall, prior to the proposed Exercise Date, determine whether the issuance of some or all of the requested Special Warrant Shares (x) would cause the Company to violate the Communication Laws, the terms of the Declaratory Ruling or the FCC Restrictions and (y) is exempt from the registration requirements of the Securities Act and state securities Laws; provided that, the Company shall have the right to request from the Holder any additional information that it determines to be reasonably necessary to ensure that the exercise would not violate the Securities Act, state securities laws, the FCC Ownership Conditions, the Communications Laws, and the Declaratory Ruling;

(iii) If the Company reasonably determines, pursuant to (ii) preceding, that it may issue some or all of the Special Warrant Shares sought in the Exercise Form without further regulatory approval(s), the Company shall, subject to subsection (iv) below, promptly issue to the Holder, in book entry form, the number of Special Warrant Shares representing the lesser of (i) the number of Special Warrant Shares sought in the Exercise Form and (ii) the maximum number of Special Warrant Shares that may be issued to the Holder in compliance with the FCC Ownership Conditions. To the extent that the number of Special Warrant Shares issued by the Company to the Holder is less than the total number of Special Warrants held by such Holder, the Company shall issue to the Holder a new Special Warrant representing such remaining amount; and

(iv) To the extent that the Company reasonably determines, pursuant to (ii) preceding, that a request to exercise a Special Warrant requires the Company or a Holder to seek and obtain prior approval from the FCC or any State PUC, including, without limitation, in order to obtain any specific approval required pursuant to the terms of the Declaratory Ruling or otherwise by the Communications Laws before issuing all requested Special Warrant Shares, the Company shall issue the number of Special Warrant Shares for which prior regulatory approval is not required and shall file such application(s) and/or request(s) with the appropriate Governmental Authority(ies) as are necessary to issue the balance of the requested Special Warrant Shares, within thirty (30) days following receipt of all required information from the Holder. The Company shall have the right to request such Holder to provide all information that it reasonably determines is required to comply with the Communications Laws and applicable rules of any State PUC. Within five (5) Business Days of obtaining all such necessary approvals, the Company shall issue to the Holder, in book-entry form, the balance of the requested number of Special Warrant Shares.

Section 2.05. Method of Exchange and/or Exercise.

(a) Any exchange and/or exercise of Special Warrants pursuant to the terms of this Agreement shall be irrevocable as of the date of delivery of the Special Warrant Shares and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with the terms of this Agreement.

(b) The Company reserves the right to reject any and all Exercise Forms that it reasonably determines are not in proper form or for which any corresponding agreement by the Company to process an exercise would, in the reasonable opinion of the Company’s counsel, be inconsistent with this Agreement or with the Communications Laws or be otherwise unlawful. Any such determination by the Company shall be final and binding on the Holders, absent manifest error; provided that the Company shall provide a Holder with the opportunity to correct any defects in its Exercise Form. The Company further reserves the right to request such information (including, without limitation, information with respect to citizenship, other ownership interests and Affiliates) as the Company may deem necessary, in its reasonable discretion, to determine whether an exercise or exchange would without regulatory approval (i) be inconsistent with the Communications Laws or otherwise unlawful, (ii) subject the Company to any limitation under the Communications Laws that would not apply to the Company but for such exercise or exchange, or (iii) limit or impair any business activities of the Company under the Communications Laws. To the extent a Holder does not provide such information within ten (10) Business Days), the Company may reject the Exercise Form (without prejudicing such Holder’s ability to deliver a subsequent Exercise Form). Subject to the Communications Laws and other applicable Law, the Company reserves the absolute right to waive any of the conditions to any particular Special Warrant exercise or any defects in the Exercise Form(s). The Company shall provide prompt written notice to the Holder of any such rejection or waiver.

(c) In connection with the exchange and/or exercise of a Special Warrant, (i) the Holder shall surrender its Special Warrant to the Company and (ii) the applicable Price for the Special Warrant Shares to be purchased, which Price may be paid, at the option of such Holder, either (x) in United States dollars by wire transfer to an account specified in writing by the Company, in immediately available funds or (y) by cashless exercise as set forth in Section 2.05(d).

(d) In lieu of paying the Price by wire transfer of U.S. dollars, a Holder may elect to exercise a Special Warrant by authorizing the Company to withhold and not issue to such Holder, a number of Special Warrant Shares equal to (x) the number of Special Warrant Shares for which the Special Warrant is being exercised, multiplied by (y) the Price, and divided by (z) the Fair Market Value on the applicable Exercise Date (and such withheld Special Warrant Shares shall no longer be issuable under such Special Warrant, and the Holder shall not have any rights or be entitled to any payment with respect to the withheld Special Warrant Shares). To the extent that the distribution of Special Warrant Shares, in combination with the withholding of Special Warrant Shares pursuant to this provision, does not represent all of the Special Warrant Shares issuable upon exchange and/or exercise of the Special Warrant, the Holder shall retain its right to the issuance of the remaining Special Warrant Shares, and the Company shall issue a new Special Warrant representing such remaining amount.

(e) Upon the exchange and/or exercise of any Special Warrant, the Company shall, as promptly as practicable following such exchange and/or exercise, provide the Holder a written statement as to the total number of Special Warrant Shares issued in book-entry form in the name of the Holder (including an explanation of any adjustments made pursuant to this Section 2.05 and Article 3, if applicable).

(f) Notwithstanding any provisions contained herein to the contrary, no Holder shall be entitled to exercise or exchange a Special Warrant until all Regulatory Approvals required to be obtained from any Governmental Authority with jurisdiction over the Company or its Subsidiaries have been obtained. In the event that all required Regulatory Approvals are not received, the Holders shall continue to hold their Special Warrants. For the avoidance of doubt, the Company may prohibit the exercise of, or abstain from exchanging, Special Warrants which would, in the Company’s reasonable judgement, cause the Company or any of its Subsidiaries to be in violation of the Communications Laws.

Section 2.06. Issuance of Special Warrant Shares.

(a) Upon the effectiveness of any exchange or exercise of any Special Warrant pursuant to Section 2.04 and subject to the limitations set forth therein, the Company shall, subject to Section 2.08, promptly at its expense, and in no event later than five (5) Business Days after the Mandatory Exchange Date and/or the applicable Exercise Date, cause to be issued as directed by the Holder of such Special Warrant the total number of whole Special Warrant Shares for which such Special Warrant is being exchanged or exercised (as the same may have been adjusted pursuant to Article 3) pursuant to the terms of this Agreement in such denominations as are requested by each Holder and registered as directed by each such Holder.

(b) The Special Warrant Shares shall be deemed to have been issued at the time at which all of the conditions to such exchange or exercise set forth in Section 2.04 and Section 2.05, as applicable, have been fulfilled, and the Holder, or other Person to whom the Holder shall direct the issuance thereof, shall be deemed for all purposes to have become the holder of such Special Warrant Shares at such time.

Section 2.07. Reservation of Shares of Common Stock.

(a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exchange and exercise of the Special Warrants, a number of shares of Common Stock equal to the aggregate Special Warrant Shares issuable upon the exchange and exercise of all outstanding Special Warrants. The Company shall take all such reasonable actions as may be necessary to assure that all such Special Warrant Shares may be so issued without violating the Company’s governing documents or any applicable Laws. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of Special Warrant Shares required to be reserved hereunder for issuance upon exchange and exercise of the Special Warrants.

(b) The Company covenants that it will take such actions as may be necessary or appropriate so that all Special Warrant Shares issued upon exchange and/or exercise of the Special Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time the number of authorized but unissued shares of Common Stock is insufficient to permit exercise in full, or the exchange of 100%, of the Special Warrants, the Company will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(c) The Company represents and Special Warrants to the Holders that the issuance of the Special Warrants and the Special Warrant Shares in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

Section 2.08. Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue a fraction of a Special Warrant Share, and in any case where the Holder of a Special Warrant would, except for the provisions of this Section 2.08, be entitled under the terms thereof to receive a fraction of a Special Warrant Share, the Company shall, upon the exchange and/or exercise of such Special Warrant, issue or cause to be issued only the largest whole number of Special Warrant Shares issuable upon such exercise (and such fraction of a share will be disregarded, and the Holder shall not have any rights or be entitled to any payment with respect to such fraction of a Special Warrant Share); provided that the number of whole Special Warrant Shares which shall be issuable upon the contemporaneous exchange and/or exercise of any Special Warrant shall be computed on the basis of the aggregate number of Special Warrant Shares issuable upon exchange and/or exercise of all such Special Warrants.

Section 2.09. Close of Books; Par Value.

(a) Except as required to comply with the Communications Laws and other Laws, the Company shall not close its books against the transfer of any Special Warrants or any Special Warrant Shares in any manner which interferes with the timely exchange and/or exercise of such Special Warrants.

(b) Without limiting Section 2.07(b),

(i) the Company shall, from time to time, take all reasonable action as may be necessary to ensure that the par value per share of the unissued Special Warrant Shares acquirable upon exchange and/or exercise of the Special Warrants is at all times equal to or less than the Price then in effect; and

(ii) the Company will not increase the stated or par value per share, if any, of the unissued Special Warrant Shares above the Price per share in effect immediately prior to such increase in stated or par value.

Section 2.10. Payment of Taxes. In connection with the exercise and/or exchange of Special Warrants, the Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the Company’s issuance and delivery of Special Warrant Shares (including certificates therefor) (or any payment of cash or other property in lieu of Special Warrant Shares) to any recipient other than the Holder of the Special Warrants being exchanged and/or exercised, and in case of any such tax or other charge, the Company shall not be required to issue or deliver any Special Warrant Shares (or cash or other property in lieu of Special Warrant Shares) until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or (y) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

Section 2.11. Pre-emptive Rights.

(a) Subject to Section 2.11(d), in the event that the Company proposes to sell or otherwise issue new Common Stock or Convertible Securities (the “Preemptive Shares”), in each case, each Holder shall have the right to acquire that number or amount of such new Preemptive Shares, at the price and upon the same terms and conditions as such Preemptive Shares are to be offered or placed by the Company, as shall enable such Holder to maintain the percentage equity interest of such Holder in the Company on a Fully Diluted Shares basis immediately prior to such issuance subject to obtaining all Regulatory Approvals, if any, required to acquire such Preemptive Shares. The Company shall provide written notice (an “Issuance Notice”) of any proposed issuance that shall set forth the material terms and conditions of the proposed issuance, including: (i) the number of Preemptive Shares proposed to be issued (the “Proposed Shares”) and the percentage of the Company’s outstanding Total Shares, on a Fully Diluted Shares basis, that such issuance would represent; (ii) the proposed issuance date, which shall be at least ten (10) Business Days from the date of the Issuance Notice; and (iii) the proposed purchase price per share of the Preemptive Shares. No such Preemptive Shares shall be issued by the Company to any Person unless the Company has delivered an Issuance Notice in accordance with this Section 2.11(a) at least ten (10) Business Days prior to the date of such issuance, or such issuance is subject to the right of each Holder to acquire such Preemptive Shares pursuant to this Section 2.11 within ten (10) Business Days of notice of the Company’s intent to effect such issuance.

(b) Each Holder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice (the “Preemptive Share Period”) have the right to irrevocably elect to purchase, at the purchase price set forth in the Issuance Notice, subject to receipt of all Regulatory Approvals, if any, an amount of Preemptive Shares less than or equal to the product of (x) the total number of Proposed Shares and (y) a fraction determined by dividing (i) the number of Total Shares beneficially owned by such Holder immediately prior to such issuance, assuming the Special Warrants of such Holder are exercised on a cashless basis pursuant to Section 2.05(d) by (ii) the Total Shares outstanding on such date immediately prior to such issuance, calculated on a Fully Diluted Shares basis, by delivering a written notice to the Company. If the Company is proposing to issue, sell or distribute Preemptive Shares for consideration other than all cash, and subject to the limitations on the rights set forth in this Section 2.11, the Company shall accept from the Holder either non-cash consideration that is reasonably comparable to the non-cash consideration proposed by the Company or the cash value of such non-cash consideration, in each case as determined by the Board of Directors in good faith. Such Holder’s election to purchase Preemptive Shares shall be binding and irrevocable. If the Holder fails to duly elect to purchase Preemptive Shares prior to the end of the Preemptive Share Period, such Holder shall be deemed to have elected not to purchase any Preemptive Shares.

(c) No later than five (5) Business Days following the expiration of the Preemptive Share Period, the Company shall notify the Holder in writing of the number of Preemptive Shares, if any, that such Holder has agreed to purchase. In the event the Holder fails to exercise its right under this Section 2.11 to purchase Preemptive Shares, following the date of the expiration of the Preemptive Share Period, the Company shall be free to complete the proposed issuance or sale of Preemptive Shares described in the Issuance Notice with respect to any Preemptive Shares not elected to be purchased pursuant to this Section 2.11 in accordance with the terms and conditions set forth in the Issuance Notice so long as such issuance or sale is closed within sixty (60) Business Days after the expiration of such Preemptive Share Period. In the event the Company has not sold such Preemptive Shares within such sixty (60) Business Day period, the Company may not thereafter issue or sell such Preemptive Shares without first again offering the Preemptive Shares to the Holders in accordance with the procedures set forth in this Section 2.11.

(d) This Section 2.11 shall not apply to the issuance of any capital stock or rights: (i) pursuant to the exercise, conversion or exchange of any Convertible Securities or rights in accordance with their terms if such Convertible Securities were issued prior to the date hereof or if such rights being exercised, converted or exchanged were issued by the Company after the date hereof in compliance with the provisions of this Section 2.11; (ii) pursuant to the Management Incentive Plan; (iii) as consideration in any consolidation, merger, payment for any bona fide ordinary course third-party services or any similar transaction involving the Company or any of its Subsidiaries or as consideration for the bona fide acquisition by the Company or any of its Subsidiaries of assets or another business entity; (iv) pursuant to any public offering pursuant to the Securities Act; (v) as Special Warrant Shares upon exchange or exercise of the Special Warrants; and (vi) to the Company or a wholly-owned Subsidiary thereof.

ARTICLE 3

ADJUSTMENT OF PRICE AND NUMBER OF SPECIAL WARRANT SHARES

In order to prevent dilution of the rights granted under the Special Warrants, the Price shall be subject to adjustment from time to time as provided in this Article 3, and the number of Special Warrant Shares issuable upon exchange and/or exercise of each Special Warrant shall be subject to adjustment from time to time as provided in this Article 3.

Section 3.01. [Reserved].

Section 3.02. Subdivision or Combination of Common Stock. In the event that the amount of outstanding Total Shares is increased or decreased by combination (by reverse stock split or reclassification) or subdivision (by any stock split or reclassification) of any Common Stock, then, on the effective date of such combination, subdivision or distribution, the number of Special Warrant Shares issuable on exchange and/or exercise of the Special Warrants then outstanding shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in the outstanding Total Shares. Whenever the number of Special Warrant Shares that would be issued upon the exchange and/or exercise of the Special Warrants then outstanding is adjusted pursuant to this Section 3.02, the Price (or upon the occurrence of a record date with respect thereto) shall be adjusted (to the nearest one one-hundredth of one cent ($0.0001)) by multiplying such Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Special Warrant Shares issuable upon the exchange and/or exercise of the Special Warrants then outstanding immediately prior to such adjustment and (b) the denominator of which shall be the number of Special Warrant Shares so issuable immediately thereafter.

Section 3.03. Distributions. The Holders of the Special Warrants shall not be entitled to receive any distributions from the Company on account of any Special Warrants. If the Company at any time after the issuance of the Special Warrants fixes a record date for the making of a distribution to holders of shares of any Common Stock or other securities, evidences of indebtedness, assets, cash, Special Warrants, other property, or any other rights (excluding dividends or distributions referred to in Section 3.02), then, in each such case, the Price and the number of Special Warrant Shares for which the Special Warrants remain exchangeable or exercisable shall each be proportionately adjusted to reflect any such dividends or distributions, to the extent that such adjustments would not violate the Communications Laws or any other applicable Law.

Section 3.04. [Reserved].

Section 3.05. Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with an Organic Change, each Holder shall have the right to acquire and receive, upon the subsequent exercise of Special Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if such Holder had exercised such Special Warrant immediately prior to such Organic Change) with respect to, or in exchange for the number of Special Warrant Shares that would have been issued upon exchange and/or exercise of such Special Warrant, if such Special Warrant had been exchanged and/or exercised immediately prior to the occurrence of such Organic Change. The Company shall not effect an Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from the Organic Change, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of Article 3), the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exchange and/or exercise of the Special Warrant. The provisions of this Section 3.05 shall similarly apply to successive Organic Changes.

Section 3.06. Notice of Adjustments. Whenever the number and/or kind of Special Warrant Shares or the Price is adjusted as herein provided, the Company shall (i) prepare, or cause to be prepared, a written statement setting forth the adjusted number and/or kind of shares issuable upon the exchange and/or exercise of Special Warrants and the Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) give written notice to the Holders in the manner provided in Section 6.02 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any action taken in accordance with this Section 3.06. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to provide notice of any event if the Company determines, in its sole discretion, that the provision of such notice would violate the Communications Laws, the Securities Act, or any other applicable Law.

Section 3.07. Deferral or Exclusion of Certain Adjustments. No adjustment to the Price or the number of Special Warrant Shares shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Price or the number of Special Warrant Shares; provided that any adjustments which by reason of this Section 3.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment that exceeds one percent (1%) of the applicable Price or the number of Special Warrant Shares. All calculations under this Section shall be made to the nearest one one-hundredth of one cent ($0.0001) or to the nearest one one-hundredth (1/100) of a share, respectively.

ARTICLE 4

TRANSFER AND EXCHANGE OF SPECIAL WARRANTS

Section 4.01. Registration of Transfers and Exchanges. When Special Warrants are presented to the Company with a written request (a) to register the Transfer of such Special Warrants or (b) to exchange such Special Warrants for an equal number of Special Warrants of other authorized denominations, the Company shall register the Transfer or make the exchange, as requested if its customary requirements for such transactions are met, provided that (i) the Company shall have received (x) a written instruction of Transfer in form satisfactory to the Company, duly executed by the Registered Holder thereof or by the Holder’s attorney, duly authorized in writing along with evidence of authority that may be required by the Company, and (y) a written order of the Company signed by an officer of the Company authorizing such exchange, and (ii) if reasonably requested by the Company, a written opinion of counsel reasonably acceptable to the Company that such Transfer is in compliance with the Securities Act, applicable state securities Law, and the Communication Laws.

Section 4.02. Restrictions on Exchanges and Transfers. No Special Warrants shall be sold, exchanged or otherwise Transferred in violation of the Securities Act, state securities Laws, the Communication Laws or the Company’s articles of incorporation or other governing documents. If any Holder purports to Transfer Special Warrants to any Person in a transaction that would violate the provisions of this Section 4.02, such Transfer shall be void ab initio and of no effect.

Section 4.03. Obligations with Respect to Transfers and Exchanges of Special Warrants.

(a) All Special Warrants issued upon any registration of Transfer or exchange of Special Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Special Warrants surrendered upon such registration of Transfer or exchange. No service charge shall be made to a Registered Holder for any registration, Transfer or exchange of any Special Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of Transfer. The Company shall have no obligation to effect an exchange or register a Transfer unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Subject to Section 4.01 and this Section 4.03, the Company shall, upon receipt of all information required to be delivered hereunder, from time to time register the Transfer of outstanding Special Warrants in the Special Warrant Register, upon delivery by the Registered Holder thereof, at the Company’s office designated for such purpose, of a form of assignment substantially in the form of Exhibit D hereto, properly completed and duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney of the Registered Holder.

Section 4.04. Fractional Special Warrants. The Company shall not affect any registration of Transfer or exchange which will result in the issuance of a fraction of a Special Warrant.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF SPECIAL WARRANTS

Section 5.01. No Rights or Liability as Stockholder. Nothing contained herein shall be construed as conferring upon any Holder or his, her or its transferees the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as a stockholder of the Company on account of the Special Warrants. The vote or consent of Holders shall not be required with respect to any action or proceeding of the Company on account of the Special Warrant he, she or it holds. No Holder shall have any right not expressly conferred hereunder or under or by applicable Law with respect to the Special Warrants held by such Holder. No mere enumeration in any document of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Holders of Special Warrant Shares issued upon exchange and/or exercise of the Special Warrants shall have the same voting and other rights and be subject to the same obligations as other holders of Common Stock in the Company.

Section 5.02. Notice to Registered Holders. The Company shall give notice to Registered Holders in accordance with the notice provisions herein if at any time prior to the exercise in full, or exchange for one hundred percent (100%) of the Special Warrants, any of the following events shall occur:

(a) an Organic Change;

(b) a dissolution, liquidation or winding up of the Company; or

(c) the occurrence of any other event that would result in an adjustment to the Price or the number of Special Warrant Shares issuable upon the exchange and/or exercise of the Special Warrants under Article 3.

The Company must provide such notice at least five (5) Business Days prior to the date fixed as the record date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or of the stockholders entitled to vote on such Organic Change, dissolution, liquidation or winding up of the Company or any other event that would result in an adjustment to the Price or the number of Special Warrant Shares issuable upon the exchange and/or exercise of the Special Warrants under Article 3. Such notice shall specify such record date or the date of closing the stock transfer books or proposed effective date, as the case may be. Failure to provide such notice shall not affect the validity of any action taken. For the avoidance of doubt, no such notice (or the failure to provide it to the Holders) shall supersede or limit any adjustment called for by Article 3 by reason of any event as to which notice is required by this Section. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to provide notice of any event if the Company determines, in its sole discretion, that the provision of such notice would violate the Communications Laws, the Securities Act, the Exchange Act or any other applicable Law.

Section 5.03. Cancellation of Special Warrants. If the Company shall purchase or otherwise acquire Special Warrants, such Special Warrants shall be cancelled and retired by appropriate notation on the Special Warrant Register.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01. Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the Company and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.02. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service or by personal delivery. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by e-mail, on the date so sent in each case as follows:

if to the Company, to:

Fusion Connect, Inc.
210 Interstate North Parkway, Suite 300
Atlanta, Georgia 30339
Attn: James P. Prenetta, Jr., Executive Vice President and General
Counsel
E-mail: jprenetta@fusionconnect.com

With a copy, which shall not constitute notice, to:

[ ]

if to the Holders, to:

[●]
[●]
[●]
Attention: [●]

With a copy, which shall not constitute notice, to:

[ ]

Section 6.03. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the Parties, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties, their successors and permitted assigns.

Section 6.04. Examination of this Agreement. A copy of this Agreement, and of the entries in the Special Warrant Register relating to a Registered Holder’s Special Warrant, shall be available at all reasonable times at an office designated for such purpose by the Company, for examination by the Registered Holder.

Section 6.05. Counterparts. This Agreement may be executed in any number of original or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 6.06. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 6.07. Amendments and Waivers. Except as otherwise provided by clause (b) of this Section 6.07, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement and none of the agreements, obligations or covenants of the Company contained in this Agreement may be amended, modified, supplemented, waived or terminated unless (i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive prior Majority Holders Consent therefor; provided, however, that if, by its terms, any such amendment, modification, supplement, waiver or termination disproportionately and adversely affects the rights of any Holder as compared to the rights of all of the other Holders (other than as reflected by the different number of Special Warrants and/or Special Warrant Shares held by the Holders), then, the prior written agreement of such Holder shall be required; provided, further, that the unanimous and affirmative vote or consent of the Holders shall be required for any amendment that (A) reduces the term of the Special Warrants (or otherwise modifies any provisions pursuant to which the Special Warrants may be terminated or cancelled), (B) increases the Price and/or decreases the number of Special Warrant Shares (or, as applicable, the amount of such other securities and/or assets) deliverable upon exchange and/or exercise of the Special Warrants, other than such increases and/or decreases that are made pursuant to Article 3 or (C) modifies, in a manner adverse to the Holders generally, the anti-dilution provisions set forth in Article 3.

(a) The Company and the Holders may from time to time supplement or amend this Agreement or the Special Warrants, without the approval of the Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Special Warrants, or to correct or supplement any provision contained herein or in the Special Warrants that may be defective or inconsistent with any other provision herein or in the Special Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders in any material respect.

(b) In connection with any action taken or to be taken pursuant to this Section 6.07, there shall be no obligation or requirement on the part of the Company, the Holders or any other Persons (i) to solicit or to attempt to solicit from the Holders the consent or approval of the Holders for such action, or (ii) to submit any notices of any kind to the Holders in advance of any action proposed to be taken pursuant to this Section 6.07. However, copies of all written consents or approvals given by the Holders in connection with any action taken or to be taken pursuant to and in compliance with this Section 6.07 shall be sent by the Company, promptly after the receipt thereof by the Company, to any Person holding Special Warrant Shares who shall have failed or refused to give a written consent or approval for such action.

(c) Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 6.07 shall be binding upon the Holders and upon the Company, including any Person holding Special Warrant Shares who shall have failed or refused to give a written consent or approval for such amendment, modification or waiver. In the event of any amendment, modification or waiver, the Company shall give prompt notice thereof to all Registered Holders. Any failure of the Company to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

(d) No amendment or waiver such as contemplated in this section 6.07 shall result in a violation of any Laws, including the Communications Laws.

Section 6.08. No Inconsistent Agreements; No Impairment. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Agreement. The Company represents and Special Warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company will at all times in good faith assist in the carrying out of all the provisions of the Special Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 6.09. Integration/Entire Agreement. This Agreement, together with the Special Warrants, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, Special Warranties or undertakings, other than those expressly set forth or referred to herein, with respect to the Special Warrants. This Agreement supersedes all prior agreements and understandings among the Parties with respect to the Special Warrants and, to the extent of any inconsistency between this Agreement and the Special Warrant, this Agreement shall control.

Section 6.10. Governing Law, Etc. This Agreement and each Special Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of Delaware and for all purposes shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to conflict of law principles and any applicable Laws of the United States of America. Each Party consents and submits to the exclusive jurisdiction of the courts of the State of Delaware in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each Party hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 6.02 hereof. Each Party hereby waives any objection to jurisdiction or venue in any court in any action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any court in any action or proceeding.

Section 6.11. Termination. This Agreement will terminate on the date when all Special Warrants have been exercised. The provisions of this Article 6 shall survive a termination of the Agreement.

Section 6.12. Waiver of Trial by Jury. Each Party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 6.13. Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of the Special Warrants (including the obligation to deliver Special Warrant Shares upon the exchange and/or exercise thereof), the remedies at law available to the Holder of such Special Warrant may be inadequate. In such event, the Holder of such Special Warrants, shall have the right, in addition to all other rights and remedies it may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement and the Special Warrants.

Section 6.14. Severability. In the event that any provision contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 6.15. Confidentiality. The Company agrees that the Special Warrant Register and personal, non-public warrantholder information, which are exchanged or received pursuant to the negotiation or carrying out of this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other Person, except as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), or pursuant to the Communications Laws, applicable state Laws or requirements of the SEC.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned Parties as of the date first above written.

FUSION CONNECT, INC.

By:
Name:
Title:

HOLDERS:

ANNEX I

INFORMATION RELATING TO THE HOLDERS

Holder Name
Name in Which Special Warrants to be Registered
Number of Special Warrants
Address for All Notices
Tax Identification Number

EXHIBIT A

Form of Special Warrant

THE SECURITIES REPRESENTED BY THIS SPECIAL WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXCHANGE AND/OR EXERCISE OF THE SPECIAL WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE SPECIAL WARRANT AGREEMENT DATED AS OF [●], 2019, BY AND AMONG THE COMPANY AND THE HOLDERS NAMED THEREIN (THE “SPECIAL WARRANT AGREEMENT”).

THIS SPECIAL WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON [●], 2039

SPECIAL WARRANT TO PURCHASE

[●] SHARES OF COMMON STOCK OF

FUSION CONNECT, INC.1

ISSUE DATE: [●], 2019

No. W-[●]

This certifies that, for value received, the undersigned and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Fusion Connect, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions hereof and in the Special Warrant Agreement, at any time before 5:00 p.m., New York time, on [●], 2039, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Price (as defined in the Special Warrant Agreement). The Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article 3 of the Special Warrant Agreement. The initial Price shall be $0.01 per share of Common Stock purchased hereunder.

This Special Warrant Certificate shall not be valid unless countersigned by the Holder hereof.
 _____________________________________

 1 Exercisable for a total of [ ] shares of Common Stock, subject to adjustment in accordance with Article 3 of the Special Warrant Agreement.

IN WITNESS WHEREOF, this Special Warrant has been duly executed by the Company as of the [●]th day of [●], 2019.

FUSION CONNECT, INC.

By:
Print Name:
Title:

[REGISTERED HOLDER]

By:
Print Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with the terms of the Special Warrant Agreement):

[●]

EXHIBIT B

Exercise Form

[To Come]

EXHIBIT C

Ownership Certification

[To come]

EXHIBIT D

FORM OF ASSIGNMENT FOR REGISTERED HOLDERS OF SPECIAL

WARRANTS

(To be executed only upon assignment of Special Warrants)

For value received, the undersigned Holder of Special Warrants of Fusion Connect, Inc. (the “Company”), issued pursuant to that certain Special Warrant Agreement, dated as of [●], 2019 (the “Special Warrant Agreement”), by and between the Company and the Special Warrantholders listed on Annex I thereto, hereby sells, assigns and transfers unto the Assignee(s) named below the number of Special Warrants listed opposite the respective name(s) of the Assignee(s) named below, and all other rights of such Holder under said Special Warrants, and does hereby irrevocably constitute and appoint ____________ attorney, to transfer said Special Warrants, as and to the extent set forth below, on the Special Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address of Assignee(s)	Number ofSpecial Warrants

Signature

Name

Dated: __________, 20__

Note:
The above signature and name should correspond exactly with the name of the Holder of the Special Warrants as it appears on the Special Warrant Register.

Exhibit D

Litigation Trust Agreement

LITIGATION TRUST AGREEMENT

This Litigation Trust Agreement (the “Litigation Trust Agreement” or this “Agreement”), dated as of [●, 2019] (the “Effective Date”), by and among the Debtors (as defined below), Neal P. Goldman, in his capacity as the trustee (the “Original Trustee”) and member of the Litigation Trust Oversight Committee (as defined herein), the Non-Trustee Oversight Committee Members (as defined herein) in their capacity as such, [insert name], as Delaware resident trustee pursuant to Article 11 hereof (the “Delaware Trustee”), and the Creditors’ Committee (as defined herein) is executed in order to establish a litigation trust (the “Litigation Trust”) in connection with the Global Settlement by and among the Debtors, the Creditors’ Committee, the Consenting First Lien Lenders, and the Consenting Second Lien Lenders incorporated in, inter alia, Section 5.2(b) of the Second Amended Joint Chapter 11 Plan of Fusion Connect, Inc. and its Subsidiary Debtors (as amended, the “Plan”) [ECF No. 455]. The “Debtors” as used herein shall mean the debtors in the chapter 11 cases (the “Chapter 11 Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) that are jointly administered as In re Fusion Connect, Inc., et al., Case No. 19-11811 (SMB), have principal offices located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339 and are Fusion Connect, Inc., Fusion BCHI Acquisition LLC, Fusion NBS Acquisition Corp., Fusion LLC, Fusion MPHC Holding Corporation, Fusion MPHC Group, Inc., Fusion Cloud Company LLC, Fusion Cloud Services, LLC, Fusion CB Holdings, Inc., Fusion Communications, LLC, Fusion Telecom, LLC, Fusion Texas Holdings, Inc., Fusion Telecom of Kansas, LLC, Fusion Telecom of Oklahoma, LLC, Fusion Telecom of Missouri, LLC, Fusion Telecom of Texas Ltd., L.L.P., Bircan Holdings, LLC, Fusion Management Services LLC and Fusion PM Holdings, Inc. Capitalized terms used in this Litigation Trust Agreement and not otherwise defined shall have the meanings ascribed to them in the Plan.

WITNESSETH

WHEREAS, on June 3, 2019, each Debtor commenced the Chapter 11 Cases by filing a petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court;

WHEREAS, on June 18, 2019, the United States Trustee for the Southern District of New York appointed an official committee of unsecured creditors (as may be reconstituted from time to time, the “Creditors’ Committee”) in the Chapter 11 Cases;

WHEREAS, on [●], the Debtors filed the Plan;

WHEREAS, on [●, 2019], the Debtors filed the Plan Supplement [ECF No. ●];

WHEREAS, on [●, 2019], the Bankruptcy Court entered an order confirming the Plan [ECF No. ●] (the “Confirmation Order”);

WHEREAS, the Litigation Trust is created pursuant to, and to effectuate certain provisions of the Plan, pursuant to which the Litigation Trust will hold the Litigation Trust Assets;

WHEREAS, the Litigation Trust is organized for the sole purpose of liquidating the Litigation Trust Assets in an expeditious but orderly manner for the benefit of the holders of Litigation Trust Interests and Reorganized FCI (together, the “Litigation Trust Beneficiaries”), including the investigation and prosecution of the Litigation Trust Causes of Action, with no objective to continue or engage in the conduct of a trade or business, except, to the extent reasonably necessary to effectuate, and consistent with, the liquidating purpose of the Litigation Trust;

WHEREAS, the Litigation Trust is intended to be classified for U.S. federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701¬4(d) and thus as a “grantor trust” within the meaning of Sections 671 through 677 of the Internal Revenue Code of 1986, as amended (the “IRC”), with the Litigation Trust Beneficiaries treated for U.S. federal income tax purposes as the grantors and owners of their respective shares of the Litigation Trust Assets, subject to the Reorganized FCI Distribution Rights (defined below) and other than with respect to any assets allocable to, or retained on account of, Disputed General Unsecured Claims; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Litigation Trust Agreement and in the Plan, Debtors or, from and after the Effective Date, any successor thereto, by merger, consolidation, or otherwise (the “ Reorganized Debtors”), the Creditors’ Committee, the Litigation Trustee, and the Non-Trustee Oversight Committee Members agree as follows:

ARTICLE 1

ESTABLISHMENT OF LITIGATION TRUST

1.1 Establishment of Litigation Trust; Appointment of Original Trustee and Litigation Trust Oversight Committee.

(a) Pursuant to the Plan, the Debtors hereby establish a trust which shall be known as the “Fusion Litigation Trust” on behalf of the Litigation Trust Beneficiaries in accordance with the Litigation Trust Agreement and the Plan. It is the intention of the parties to this Agreement that the Litigation Trust created hereby shall constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Litigation Trust Agreement shall constitute the governing instrument of the Litigation Trust. The Original Trustee and Delaware Trustee are hereby authorized to execute and file a certificate of trust with the Delaware Secretary of State.

(b) The Original Trustee is hereby appointed as trustee of the Litigation Trust and agrees to accept and hold the Litigation Trust Assets in trust for the Litigation Trust Beneficiaries subject to the terms of this Litigation Trust Agreement, the Plan, and the Confirmation Order. The Original Trustee and any successor trustee serving from time to time duly appointed hereunder (the “Litigation Trustee”) shall have all the rights, powers, and duties set forth herein.

(c) A committee created and selected by the Debtors, the Creditors’ Committee and the First Lien Lender Group (the “Litigation Trust Oversight Committee”) is hereby appointed to oversee the Litigation Trust and the activities of the Litigation Trustee. The Litigation Trust Oversight Committee shall consist of three (3) members and each successor member serving from time-to-time duly appointed hereunder (each, a “Litigation Trust Oversight Committee Member”), one of whom shall be the Litigation Trustee and a majority of whom shall be “United States persons” within the meaning of Section 7701(a)(30) of the IRC, and shall have all the rights, powers, and duties set forth herein. The initial Litigation Trust Oversight Committee Members are identified in Section 4.1 hereof.

1.2 Transfer of Assets and Rights to Litigation Trustee.

(a) Pursuant to the Plan, all of the Debtors’ right, title and interest in and to the Litigation Trust Assets, including the Litigation Trust Debtor Causes of Action, are automatically vested in the Litigation Trust on the Effective Date, free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code.

(b) Pursuant to the Plan, all right, title and interest in the Litigation Trust First Lien Lender Causes of Action held by holders of Allowed First Lien Claims are automatically vested in the Litigation Trust on the Effective Date, free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code.

(c) Pursuant to the Plan, the Reorganized Debtors shall transfer to the Litigation Trust the Litigation Trust Initial Funding on the Effective Date, such Litigation Trust Initial Funding is automatically vested in the Litigation Trust, free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code.

(d) Pursuant to the Plan and the Litigation Trust Loan Agreement, upon the Litigation Trust’s receipt of the Litigation Trust Loan Proceeds from time to time, such Litigation Trust Loan Proceeds shall be added to the Litigation Trust Assets and held as a part thereof (and title thereto shall be vested in the Litigation Trust).

(e) All proceeds of Litigation Trust Causes of Action recovered by the Litigation Trust, whether recovered pursuant to the successful prosecution or settlement of the Litigation Trust Causes of Action and all other income earned with respect to the Litigation Trust Assets shall be added to the Litigation Trust Assets and held as a part thereof (and title thereto shall be vested in the Litigation Trust).

(f) The Litigation Trustee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. On the Effective Date, the Litigation Trust shall stand in the shoes of (i) the Debtors for all purposes with respect to the Litigation Trust Assets (other with respect to than the Litigation Trust First Lien Lender Causes of Action) and the General Unsecured Claims reconciliation process, and (ii) solely with respect to the Litigation Trust First Lien Lender Causes of Action, the holders of Allowed First Lien Claims.

(g) To the extent any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by Section 1123 of the Bankruptcy Code or any provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Debtors pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Debtors. Notwithstanding the foregoing, all proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the Plan and this Litigation Trust Agreement.

(h) The transfer of the Litigation Trust Assets shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other tax, pursuant to Section 1146(a) of the Bankruptcy Code.

(i) The Litigation Trustee’s receipt of any documents or communications (whether written or oral) shall not result in a waiver of any privileges (including without limitation attorney-client privilege, work-product privilege, or common interest privilege) and all such privileges are preserved. The Litigation Trustee may waive any privilege on behalf of the Litigation Trust or the Debtors, as applicable, with respect to the Litigation Trust Assets.

1.3 Title to Litigation Trust Assets.

(a) Transfer of the Litigation Trust Assets to the Litigation Trust shall be made for the benefit of the Litigation Trust Beneficiaries to the extent provided for under the Plan (including, for the sake of clarity, being subject to Reorganized FCI’s retention of distribution rights, as described in Sections 6.1(a) and 9.3 of this Agreement and Section 5.2(b) of the Plan (the “Reorganized FCI Distribution Rights”)). Upon the transfer of the Litigation Trust Assets, the Litigation Trust shall succeed to all of the right, title, and interest of the Debtors in and to the Litigation Trust Assets and the Debtors and the Reorganized Debtors shall not have any further interest in or with respect to the Litigation Trust Assets or the Litigation Trust. Upon the transfer of the Litigation Trust First Lien Lender Causes of Action, the Litigation Trust shall succeed to all of the right, title, and interest of the holders of Allowed First Lien Claims in such assets, and such holders of Allowed First Lien Claims shall not have any further interest in or with respect to such assets.

(b) For the sake of clarity, notwithstanding anything to the contrary in this Litigation Trust Agreement, all references to Litigation Trust Assets, and the Litigation Trust Beneficiaries’ rights and obligations with respect thereto, shall incorporate the fact they are subject to the Reorganized FCI Distribution Rights.

1.4 Nature and Purpose of Litigation Trust.

(a) Purpose. The Litigation Trust is organized and established as a trust, subject to the terms and conditions contained herein and in the Plan for the sole purpose of collecting, holding, administering, distributing and liquidating the collective, holding, administering, distributing and liquidating the Litigation Trust Assets in an expeditious but orderly manner for the benefit of the Litigation Trust Beneficiaries, including the investigation and prosecution of the Litigation Trust Causes of Action, with no objective to continue or engage in the conduct of a trade or business, except, to the extent reasonably necessary to effectuate, and consistent with, the liquidating purpose of the Litigation Trust.

(b) Actions of Litigation Trustee. Subject to Section 3.6 hereof, the Litigation Trustee shall, in an expeditious but orderly manner, liquidate and convert to cash the Litigation Trust Assets, make timely distributions in accordance with Article 6 of this Litigation Trust Agreement, and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Assets may be accomplished through the prosecution, compromise and settlement, abandonment, dismissal or assignment of any or all claims, rights or causes of action, or otherwise. As set forth in Article 8 herein, neither the Litigation Trustee nor the Litigation Trust Oversight Committee or its members shall have any liability for the outcome of any such decision except for any damages caused by, respectively, either willful misconduct, fraud, or knowing violation of law.

(c) Relationship. This Litigation Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Litigation Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Litigation Trustee or the Litigation Trust Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint ventures. The relationship of the Litigation Trust Beneficiaries to the Litigation Trust and the Litigation Trustee shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Litigation Trust Agreement.

1.5 Funding of the Litigation Trust.

On the Effective Date, Reorganized FCI, as lender, and the Litigation Trust, as borrower, shall become parties to the Litigation Trust Loan Agreement, pursuant to which the Reorganized FCI shall loan the Litigation Trust Loan Proceeds to the Litigation Trust, subject to the terms of the Litigation Trust Loan Agreement. The amount of the Litigation Trust Loan may be increased post-Effective Date upon the agreement of the Reorganized Debtors and the Litigation Trust, subject to the terms of this Agreement. The Litigation Trust shall be funded with the Litigation Trust Initial Funding, the Litigation Trust Loan Proceeds and any proceeds of Litigation Trust Causes of Action. Any failure or inability of the Litigation Trust to obtain funding will not affect the enforceability of the Litigation Trust.

1.6 Conflict.

To the extent that there is a conflict between the provisions of the Litigation Trust Agreement, the Plan, and the Confirmation Order, the terms of the Confirmation Order shall control first, the terms of the Plan shall control second, and the terms of the Litigation Trust Agreement shall control third.

1.7 Appointment as Representative.

Upon the Effective Date, the Litigation Trustee is appointed as the duly appointed representative of the Debtors and their estates with respect to the Litigation Trust Assets, and, as such, upon such appointment, the Litigation Trustee succeeds to all of the rights and powers of a trustee in bankruptcy with respect to prosecution of the Litigation Trust Assets for the benefit of the Litigation Trust Beneficiaries.

1.8 Reservation of Rights Regarding Litigation Trust Causes of Action.

No Entity may rely on the absence of a specific reference in the Plan or the Plan Supplement to any Litigation Trust Cause of Action against them as any indication that the Litigation Trust will not pursue any and all available Litigation Trust Causes of Action against them. The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action against any Entity, except as otherwise provided in the Plan or an order of the Bankruptcy Court. Unless a specific Litigation Trust Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or an order of the Bankruptcy Court, the Litigation Trust expressly reserves such Litigation Trust Causes of Action for later adjudication. For the avoidance of doubt, the Litigation Trust Assets do not include Causes of Action against any Released Parties that are released under the Plan.

ARTICLE 2

LITIGATION TRUST INTERESTS

2.1 Beneficial Interests in the Litigation Trust Assets.

The allocation and distribution of beneficial interests in the Litigation Trust Assets shall be accomplished as set forth in the Plan.

2.2 Interests Beneficial Only.

The ownership of a beneficial interest in the Litigation Trust Assets shall not entitle any such holder to any title in or to the assets of the Litigation Trust as such (which title shall be vested in the Litigation Trust pursuant to Section 1.2 hereof) or to any right to call for a partition or division of the assets of the Litigation Trust or to require an accounting.

2.3 No Right to Accounting.

None of the Litigation Trust Beneficiaries, their successors, assigns or creditors, or any other Entity shall have any right to an accounting by the Litigation Trust or Litigation Trustee, and the Litigation Trustee shall not be obligated to provide any accounting to any Entity. Nothing in this Agreement is intended to require the Litigation Trustee at any time or for any purpose to file any accounting or seek approval of any court with respect to the administration of the Litigation Trust or as a condition for making any advance, payment or distribution out of the Litigation Trust Proceeds.

2.4 No Standing.

A Litigation Trust Beneficiary shall not have standing to direct or to seek to direct the Litigation Trust or Litigation Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any person upon or with respect to the Litigation Trust Assets.

2.5 Evidence of Beneficial Interest.

Ownership of a Litigation Trust Interest shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Litigation Trust by the Litigation Trustee.

2.6 Securities Law Registration.

It is intended that the Litigation Trust Interests shall not constitute “securities” and none of the Litigation Trust Interests shall be certificated. If the Litigation Trustee determines, with the advice of counsel, that the Litigation Trust is required to comply with registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Investment Company Act of 1940, as amended (the “Investment Company Act”), then the Litigation Trustee shall take any and all actions to comply with such registration and reporting requirements, if any, and file periodic reports with the Securities and Exchange Commission (the “SEC”). Notwithstanding the foregoing procedure, nothing herein shall be deemed to preclude the Litigation Trustee from amending this Litigation Trust Agreement to make such changes as are deemed necessary or appropriate by the Litigation Trustee, with the advice of counsel, to ensure that the Litigation Trust is not subject to registration or reporting requirements of the Exchange Act, or the Investment Company Act.

ARTICLE 3

LITIGATION TRUSTEE

3.1 Funding and Payment of Litigation Trust Expenses.

(a) The Litigation Trustee may, in his or her discretion, in consultation with the Litigation Trust Oversight Committee, maintain a litigation expense fund from the Litigation Trust Assets (the “Litigation Trust Expense Fund”) in an amount as is reasonably necessary to pay the Litigation Trust Expenses incurred or expected to be incurred. The amounts held in the Litigation Trust Expense Fund may be subject to periodic review by the Litigation Trust Oversight Committee upon request from any of the Litigation Trust Oversight Committee Members. For the avoidance of doubt, the Reorganized Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

(b) From and after the Effective Date, payment of the Litigation Trust Expenses shall be deemed to be made (i) first, from the Litigation Trust Initial Funding until such funds are depleted, (ii) second, from the Litigation Trust Loan Proceeds until such funds are depleted, and (iii) third, from the Litigation Trust Proceeds (if any), subject in all respects to any procedures and approvals later established by the Litigation Trust Oversight Committee (the “Approval Procedures”). For the avoidance of doubt, however, the Litigation Trust shall be prohibited from using any Litigation Trust Loan Proceeds until no portion of the Litigation Trust Initial Funding is remaining.

3.2 Distributions to Litigation Trust Beneficiaries.

The Litigation Trustee shall distribute the net distributable assets of the Litigation Trust to the Litigation Trust Beneficiaries in accordance with the provisions of Article 6 hereof and the Plan.

3.3 Tenure, Removal, and Replacement of Litigation Trustee.

(a) The Litigation Trustee shall serve until (i) resignation and the appointment of a successor pursuant to subsection (b) below, (ii) removal pursuant to subsection (c) below, or (iii) death.

(b) The Litigation Trustee may resign by giving not less than sixty (60) days’ prior written notice to the members of the Litigation Trust Oversight Committee other than the Litigation Trustee (the “Non-Trustee Oversight Committee Members”). Such resignation shall become effective on the later to occur of: (i) the day specified in such notice and (ii) the appointment of a successor Litigation Trustee as provided herein and the acceptance by such successor of the appointment. If a successor Litigation Trustee is not appointed pursuant to this Agreement or does not accept the appointment within sixty (60) days following delivery of notice of resignation, any Non-Trustee Oversight Committee Member may file a motion with the Bankruptcy Court, upon notice and hearing, for the appointment of a successor Litigation Trustee.

(c) The Litigation Trustee may be removed for Cause (as defined in Section 4.8(c) hereof), by the unanimous affirmative vote of both Non-Trustee Oversight Committee Members (which votes may be obtained in writing or at a meeting called for the purpose of removing the Litigation Trustee). Such removal shall become effective on the date notice of the votes to remove the Litigation Trustee is received by the Litigation Trustee.

(d) In the event of the death, resignation pursuant to Section 3.3(b) hereof, or removal of the Litigation Trustee pursuant to Section 3.3(c) hereof, the Non-Trustee Oversight Committee Members may appoint a successor Litigation Trustee, [subject to the requirement that any successor Litigation Trustee be a “United States person” within the meaning of Section 7701(a)(30) of the IRC]. Such appointment shall specify the date on which such appointment shall be effective. In the event the Non-Trustee Oversight Committee Members cannot agree on a replacement Litigation Trustee within 60-days of the Litigation Trustee’s death, resignation, or removal, either Non-Trustee Oversight Committee Member may seek appointment of a replacement Litigation Trustee upon a motion before the Bankruptcy Court.

(e) Immediately upon the appointment of any successor Litigation Trustee, all rights, powers, duties, authority, and privileges of the predecessor Litigation Trustee under this Agreement and the Plan shall be vested in and undertaken by the successor Litigation Trustee without any further act. The successor Litigation Trustee shall not be responsible for any act or omission of the predecessor Litigation Trustee.

(f) Upon the appointment of a successor Litigation Trustee, the predecessor Litigation Trustee (or the duly appointed legal representative of a deceased Litigation Trustee) shall, if applicable, when requested in writing by the successor Litigation Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor trustee upon the trust herein expressed, without recourse to the predecessor Litigation Trustee, all the estates, properties, rights, powers and trusts of such predecessor Litigation Trustee, and shall duly assign, transfer, and deliver to such successor Litigation Trustee all property and money held hereunder, and all other assets and documents relating to the Litigation Trust, the Litigation Trust Assets, or the Litigation Trust Interests then in his or her possession and held hereunder.

(g) The appointment of a successor Litigation Trustee will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor Litigation Trustee.

3.4 Acceptance of Appointment by Successor Litigation Trustee.

Any successor Litigation Trustee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations of the predecessor Litigation Trustee hereunder and thereupon the successor Litigation Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Litigation Trust hereunder with like effect as if originally named herein.

3.5 Role of the Litigation Trustee.

In furtherance of and consistent with the purpose of the Litigation Trust, the Litigation Trustee shall have the power to (i) prosecute, compromise and settle, abandon, assign, or dismiss for the benefit of the Litigation Trust Beneficiaries all claims, rights, and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trustee or otherwise), and (ii) otherwise perform the functions and take the actions provided or permitted in this Litigation Trust Agreement, subject to the terms and conditions contained herein. In all circumstances, the Litigation Trustee shall act in the best interests of all the Litigation Trust Beneficiaries and in furtherance of the purpose of the Litigation Trust.

3.6 Authority of Litigation Trustee.

Subject to any limitations contained herein (including but not limited to the Section 4.2 hereof), in the Plan, or the Confirmation Order, the Litigation Trustee shall have the following powers and authorities on behalf of the Litigation Trust:

(a) hold legal title to any and all rights of the holders of the Litigation Trust Interests in or arising from the Litigation Trust Assets, including, without limitation, collecting and receiving any and all money and other property belonging to the Litigation Trust and the right to vote any claim or interest relating to a Litigation Trust Asset in a case under the Bankruptcy Code and receive any distribution thereon;

(b) investigate, commence, prosecute, abandon, or settle the Litigation Trust Causes of Action, and enforce contracts or assert claims, defenses, offsets and privileges, but only as such duties and powers relate to the Litigation Trust Assets; provided, however, that the Litigation Trust Oversight Committee must approve, by a majority vote, the prosecution, compromise and settlement, abandonment, dismissal, or assignment of any Litigation Trust Asset where the stated face amount in controversy exceeds $500,000;

(c) without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, investigate, object to, subordinate, compromise, estimate, allow, or settle any and all General Unsecured Claims against the Debtors;

(d) protect and enforce the rights to the Litigation Trust Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(e) obtain reasonable insurance coverage with respect to the liabilities and obligations of the Litigation Trustee and the Litigation Trust Oversight Committee under this Litigation Trust Agreement (in the form of an errors and omissions policy or otherwise), if the Litigation Trustee determines that such insurance coverage is appropriate, subject to approval by the Litigation Trust Oversight Committee;

(f) obtain insurance coverage with respect to real and personal property that may become assets of the Litigation Trust, if any, if the Litigation Trustee determines in good faith that such insurance coverage is appropriate;

(g) retain, without Bankruptcy Court approval, and pay out of the Litigation Trust Expense Fund, reasonable compensation for services rendered and reasonable and documented out-of-pocket expenses incurred pursuant to the Approval Procedures by such counsel, advisors, professionals, or other third-parties to assist with the administration of the Litigation Trust;1 provided, however, that such retentions and payments are approved by the Litigation Trust Oversight Committee;

(h) subject to Section 1.2(i) hereof, assert or waive any privilege or any defense on behalf of the Litigation Trust, the Debtors, or, solely with respect to the First Lien Lender Cause of Action, holders of Allowed First Lien Claims, as applicable, with respect to the Litigation Trust Assets;

(i) enter into the Litigation Trust Loan Agreement;

(j) with the approval of the Litigation Trust Oversight Committee, negotiate and execute any agreement or amendment to the Litigation Trust Loan Agreement to increase the amount of the Litigation Trust Loan;

(k) open and maintain bank and other deposit accounts, escrows and other accounts, calculate and implement distributions to the Litigation Trust Beneficiaries as provided for or contemplated by the Plan, and take other actions consistent with the Plan and the implementation thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves (including, but not limited to, the Litigation Trust Expense Fund);

(l) establish and maintain a reserve for Disputed General Unsecured Claims in accordance with the Plan (the “Disputed GUC Reserve”);

(m) for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), (i) make an election pursuant to United States Treasury Regulation section 1.468B-9 to treat the Disputed GUC Reserve as a “disputed ownership fund” within the meaning of that section, (ii) allocate taxable income or loss to the Disputed GUC Reserve with respect to any given taxable year (but only for the portion of the taxable year with respect to which such Claims are Disputed General Unsecured Claims), and (iii) distribute assets from the Disputed GUC Reserve as, when, and to the extent, such Disputed General Unsecured Claims either become Allowed or are otherwise resolved;

(n) upon the approval of the Litigation Trust Oversight Committee, invest the Litigation Trust Assets in accordance with Section 3.14 hereof, incur obligations for reasonable and necessary expenses in liquidating and converting the Litigation Trust Assets to Cash, and pay taxes and other obligations owed by the Litigation Trust; provided, however, that such actions are consistent with the Litigation Trust’s status as a liquidating trust within the meaning of United States Treasury Regulation section 301.7701- 4(d).

(o) examine any Entity, pursuant to the provisions of the Federal Rules of Evidence, the Federal Rules of Bankruptcy Procedure, or any other applicable law or rule, including to issue subpoenas for documents and testimony in connection with the Litigation Trust Causes of Action under Bankruptcy Rule 2004;

(p) take or refrain from taking any and all other actions that the Litigation Trustee, reasonably deems necessary or convenient for the continuation, protection and maximization of the Litigation Trust Assets or to carry out the purposes hereof; and

(q) make distributions to the Litigation Trust Beneficiaries in accordance with Article 6 hereof.

(r) exercise all other powers and authorities of the Litigation Trustee provided for under the Plan and this Agreement.
______________________________________

1 For the avoidance of doubt, the Litigation Trustee may retain professionals and advisors previously retained by the Debtors, the Committee, or any other party in interest in the Debtors’ Chapter 11 Cases.

3.7 Limitation of Litigation Trustee’s Authority.

The Litigation Trustee shall, on behalf of the Litigation Trust, hold the Litigation Trust out as a trust in the process of liquidation and not as an investment company. Notwithstanding anything herein to the contrary, the Litigation Trustee shall not (i) be authorized to engage in any trade or business, (ii) take such actions inconsistent with the orderly liquidation of the assets of the Litigation Trust as are required or contemplated by applicable law, the Plan, the Confirmation Order, and this Litigation Trust Agreement, or (iii) be authorized to engage in any investments or activities inconsistent with the treatment of the Litigation Trust as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

3.8 Cooperation of the Reorganized Debtors.

The Reorganized Debtors shall reasonably cooperate with the Litigation Trust, the Litigation Trustee, the Litigation Trust Oversight Committee, and their agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (i) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (ii) contesting, settling, compromising, reconciling, and objecting to General Unsecured Claims, and (iii) administering the Litigation Trust (collectively, the “Trust Responsibilities”) and in each case, the Litigation Trust shall reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Reorganized Debtors shall take all reasonable efforts to assist the Litigation Trust with the Trust Responsibilities and the Litigation Trust may enter into agreements with the Reorganized Debtors and/or the Creditors’ Committee in order to obtain information from the Reorganized Debtors and/or the Creditors’ Committee on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. The Litigation Trust’s receipt of documents, information, or communications from the Reorganized Debtors shall not constitute a waiver of any privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Reorganized Debtors in fulfilling its obligations under this Section.

3.9 Books and Records.

On or promptly after the Effective Date, the Reorganized Debtors shall transfer or make available to the Litigation Trust copies of all of the Debtors’ books and records and all other documents, data, and communications related to the Litigation Causes of Action and General Unsecured Claims, including those maintained in electronic format and original documents (collectively, the “Subject Books and Records”). The Litigation Trustee shall not use any of the Subject Books and Records for any purpose other than to fulfill its duties under the Plan and this Litigation Trust Agreement. In addition, to the extent not prohibited by applicable law, the Reorganized Debtors shall provide or cause to be provided to the Litigation Trustee a general, summary description of the Subject Books and Records that the Reorganized Debtors are turning over to the Litigation Trustee, and any existing index thereof.

3.10 Inquiries into Litigation Trustee’s Authority.

Except as otherwise set forth in the Litigation Trust Agreement, no Entity dealing with the Litigation Trust shall be obligated to inquire into the authority of the Litigation Trustee in connection with the protection, conservation, or disposition of the Litigation Trust Assets.

3.11 Compliance with Laws.

Any and all distributions of assets of the Litigation Trust and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.

3.12 Compensation of Litigation Trustee.

The Litigation Trustee shall be reimbursed for reasonable costs and expenses incurred in accordance with his or her duties and compensated in accordance with the compensation schedule attached hereto as Exhibit A (the “Trustee Compensation Schedule”), subject to the approval of the Bankruptcy Court prior to the entry of the Confirmation Order. The terms of the Litigation Trustee’s engagement shall include a monthly compensation arrangement and a contingent compensation arrangement for Litigation Trust Proceeds collected in accordance with the terms of the Trustee Compensation Schedule.

3.13 Reliance by Litigation Trustee.

(a) The Litigation Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by the Litigation Trustee to be genuine and to have been signed or presented by the proper party or parties; and

(b) Entities dealing with the Litigation Trustee shall look only to the Litigation Trust Assets to satisfy any liability incurred by the Litigation Trust or the Litigation Trustee to such Entities in carrying out the terms of this Litigation Trust Agreement, and the Litigation Trustee shall not have any personal obligation to satisfy any such liability.

3.14 Investment and Safekeeping of Litigation Trust Assets.

The Litigation Trustee may invest all Litigation Trust Assets only in cash, cash equivalents, U.S. Treasury securities, money market investments, and similar investments; provided, however, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the guidelines of the IRS, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

ARTICLE 4

LITIGATION TRUST OVERSIGHT COMMITTEE

4.1 Litigation Trust Oversight Committee.

There shall be a three-member Litigation Trust Oversight Committee, which shall consist of (i) two (2) Non-Trustee Oversight Committee Members and (ii) the Litigation Trustee. On the Effective Date, the Litigation Trust Oversight Committee shall become effective and shall consist of (i) the Original Trustee, (ii) [] (together with any successor, the “First Lien Lender Designee”), a designee appointed by the First Lien Lender Group, and (iii) [____] (together with any successor, the “UCC Designee”), a designee appointed by the Creditors’ Committee. Upon appointment, the Litigation Trust Oversight Committee and its members shall have the rights, powers, and duties described herein and shall have such other rights to operate and manage the Litigation Trust as are not inconsistent with the terms of this Litigation Trust Agreement or the Plan. For the avoidance of doubt, the Litigation Trustee shall be a voting member of the Litigation Trust Oversight Committee.

4.2 Authority of Litigation Trust Oversight Committee.

The Litigation Trust Oversight Committee shall have the authority and responsibility to (i) oversee, review, and guide the activities and performance of the Litigation Trustee, (ii) approve, by a majority vote, the prosecution, compromise and settlement, abandonment, dismissal, or assignment of any Litigation Trust Asset where the stated face amount in controversy exceeds $500,000; (iii) approve, by a majority vote, the Litigation Trust’s retention of any professionals or service providers; (iv) remove, by a unanimous vote of the Non-Trustee Oversight Committee Members, the Litigation Trustee in accordance with the provisions of Section 3.3(c) hereof; (v) adjust, by a majority vote, the minimum threshold value referenced in clause (ii) above; (vi) review and adjust, by a majority vote, the amount held in the Litigation Trust Expense Fund and approve, by a majority vote, any payment above any threshold determined by the Litigation Trust Oversight Committee made from the Litigation Trust Expense Fund or otherwise to pay the Litigation Trust Expenses; (vii) approve, by a majority vote, any agreement or amendment to the Litigation Trust Loan Agreement to increase the amount of the Litigation Trust Loan; (viii) exercise, by a majority vote and in accordance with Article 9 hereof, the Termination Right; (ix) subject to Section 4.8 hereof, fill any Non-Trustee Oversight Board Member vacancy on the Litigation Trust Oversight Committee; and (x) exercise the other rights, powers, and duties of the Litigation Trust Oversight Committee described in this Litigation Trust Agreement. The Litigation Trustee shall consult with and provide information to the Litigation Trust Oversight Committee in accordance with and pursuant to the terms of this Litigation Trust Agreement, the Plan, and the Confirmation Order.

4.3 Regular Meetings of Litigation Trustee and Litigation Trust Oversight Committee.

Meetings of the Litigation Trust Oversight Committee are to be held with such frequency and at such place as the Litigation Trust Oversight Committee may determine in its sole discretion. For the avoidance of doubt, such meetings may be held telephonically.

4.4 Special Meetings of Litigation Trustee and Litigation Trust Oversight Committee.

Special meetings of the Litigation Trust Oversight Committee may be held whenever and wherever called for by the Litigation Trustee or at least two (2) members of the Litigation Trust Oversight Committee.

4.5 Notice of, and Waiver of Notice for, Litigation Trustee and Litigation Trust Oversight Committee.

Notice of the time and place (but not necessarily the purpose or all of the purposes) of any regular or special meeting shall be given to the members of the Litigation Trust Oversight Committee in person or by telephone, or via email or electronic mail. Notice to the members of the Litigation Trust Oversight Committee of any such special meeting shall be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the United States mail at least ten (10) calendar days before the meeting date, with postage thereon prepaid, (ii) if given by electronic mail, the same is transmitted at least three (3) Business Days prior to the convening of the meeting (to the extent reasonably possible), or (iii) if personally delivered (including by overnight courier) or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the members of the Litigation Trust Oversight Committee or to an adult member of his/her office staff or household, at least one (1) Business Day prior to the convening of the meeting. Any member of the Litigation Trust Oversight Committee may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing and retained with the records of the Litigation Trust. The attendance of the Litigation Trustee or a member of the Litigation Trust Oversight Committee at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4.6 Manner of Acting.

(a) A majority of the total number of members of the Litigation Trust Oversight Committee then in office, which, prior to the Exercise of the UCC Option, must include both the First Lien Lender Designee and the UCC Designee, shall constitute a quorum for the transaction of business at any meeting of the Litigation Trust Oversight Committee. The affirmative vote of a majority of the members of the Litigation Trust Oversight Committee present and entitled to vote at a meeting at which a quorum is present shall be the act of the Litigation Trust Oversight Committee except as provided in this Litigation Trust Oversight Committee. In the event that a vote of the Litigation Trust Oversight Committee taken at a meeting at which a quorum is present results in a tie, the vote of the Litigation Trustee shall determine whether the proposed action is approved by the Litigation Trust Oversight Committee. The Litigation Trust Oversight Committee may take action by written consent and votes may be provided by electronic mail.

(b) Any or all of the members of the Litigation Trust Oversight Committee may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. The Litigation Trustee or any member of the Litigation Trust Oversight Committee participating in a meeting by this means is deemed to be present in person at the meeting. Voting may be conducted by electronic mail or individual communications.

(c) Any member of the Litigation Trust Oversight Committee who is present and entitled to vote at a meeting of the Litigation Trust Oversight Committee when action is taken is deemed to have assented to the action taken, subject to the requisite vote of the Litigation Trust Oversight Committee unless: (i) such member of the Litigation Trust Oversight Committee objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (ii) he/she delivers written notice (including by electronic transmission) of his/her dissent or abstention to the Litigation Trust Oversight Committee before the meeting takes place. The right of dissent or abstention is not available to any member of the Litigation Trust Oversight Committee who votes in favor of the action taken.

(d) Prior to the taking of a vote on any matter or issue or the taking of any action with respect to any matter or issue, each member of the Litigation Trust Oversight Committee shall report to the Litigation Trust Oversight Committee any conflict of interest such member has or may have with respect to the matter or issue at hand and fully disclose the nature of such conflict or potential conflict (including, without limitation, disclosing any and all financial or other pecuniary interests that such member might have with respect to or in connection with such matter or issue), other than in their capacity as a member of the First Lien Lender Group or holder of Litigation Trust Interests. A member who has or who may have a conflict of interest shall be deemed to be a “conflicted member” who shall not be entitled to vote or take part in any action with respect to such matter or issue (however such member shall be counted for purposes of determining the existence of a quorum); the vote or action with respect to such matter or issue shall be undertaken only by members of the Litigation Trust Oversight Committee who are not “conflicted members.” For the avoidance of doubt, the First Lien Lender Designee shall not be a “conflicted member” by virtue of any current or former connection with the Reorganized Debtors or First Lien Lender Group and the UCC Designee shall not be a “conflicted member” by virtue of (i) any current or former connection with the Creditors’ Committee or (ii) being a current, former, or potential holder of Litigation Trust Interests.

4.7 Litigation Trust Oversight Committee’s Action without a Meeting.

Any action required or permitted to be taken by the Litigation Trust Oversight Committee at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Litigation Trust Oversight Committee as evidenced by one or more written consents describing the action taken, signed or acknowledged via e-mail by all members of the Litigation Trust Oversight Committee and recorded in the minutes or other transcript of proceedings of the Litigation Trust Oversight Committee and the required notice of meeting has been given in accordance with Section 4.5 hereof.

4.8 Tenure, Removal, and Replacement of Non-Trustee Oversight Committee Members.

The authority of the Non-Trustee Oversight Committee Members shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Litigation Trust is terminated in accordance with Article 9 hereof. The service of the Non-Trustee Oversight Committee Members shall be subject to the following:

(a) The Non-Trustee Oversight Committee Members will serve until (i) death, (ii) resignation pursuant to subsection (b) below (iii) or removal pursuant to subsection (c) below.

(b) A Non-Trustee Oversight Committee Member may resign at any time by providing a written notice of resignation to the remaining members of the Litigation Trust Oversight Committee. Any Non-Trustee Oversight Committee Member who resigns shall continue to serve until the earlier of (i) the appointment of his or her successor; and (ii) ninety (90) days after the delivery of such written notice.

(c) A Non-Trustee Oversight Committee Member may be removed by the majority vote of the other members of the Litigation Trust Oversight Committee, written resolution of which shall be delivered to the removed member; provided, however, that such removal may only be made for Cause. For purposes of this Section 4.8(c), “Cause” shall be defined as: (i) such member’s theft or embezzlement or attempted theft or embezzlement of money or tangible or intangible assets or property; (ii) such member’s violation of any law (whether foreign or domestic), which results in a felony indictment or similar judicial proceeding; (iii) such member’s willful misconduct, fraud, or knowing violation of law in the performance of his or her duties; or (iv) such member’s failure to perform any of his or her other material duties under this Litigation Trust Agreement (including the regular attendance at meetings); provided, however, that such Litigation Trust Oversight Committee member shall have been given a reasonable period to cure any alleged cause under clause (iii) (other than willful misconduct, fraud, or violation of law that results in an indictment or similar judicial proceeding) or clause (iv).

(d) In the event of a vacancy on the Litigation Trust Oversight Committee due to the removal or death of a Non-Trustee Oversight Committee Member, a new member may be appointed to fill such position by the Litigation Trustee.

(e) In the event of a vacancy on the Litigation Trust Oversight Committee due to the resignation of a Non-Trustee Oversight Committee Member, a new member may be appointed to fill such position by the resigning Non-Trustee Oversight Committee Member. A Non-Trustee Oversight Committee Member who resigns shall take reasonable efforts to appoint a replacement. In the event resigning Non-Trustee Oversight Committee Member is unable to appoint a replacement, the Litigation Trustee may appoint a replacement.

(f) In the event that there are no remaining members of the Litigation Trust Oversight Committee, the appointments to fill such vacancies that would have been made by the remaining members of the Litigation Trust Oversight Committee shall be made upon an order entered after an opportunity for a hearing by the Bankruptcy Court, upon motion of the Litigation Trustee.

(g) Immediately upon the appointment of any successor member of the Litigation Trust Oversight Committee, all rights, powers, duties, authority, and privileges of the predecessor member of the Litigation Trust Oversight Committee under this Agreement and the Plan shall be vested in and undertaken by the successor member of the Litigation Trust Oversight Committee without any further act. In addition, the successor member of the Litigation Trust Oversight Committee shall not be responsible for any act or omission of the predecessor member of the Litigation Trust Oversight Committee. Any successor member of the Litigation Trust Oversight Committee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations set forth herein.

(h) The appointment of a successor member of the Litigation Trust Oversight Committee shall be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice shall include the name, address, and telephone number of the successor member of the Litigation Trust Oversight Committee.

4.9 Reimbursement for Expenses of Litigation Trust Oversight Committee.

Each Non-Trustee Oversight Committee Member of the Litigation Trust Oversight Committee shall be entitled to receive reimbursement by the Litigation Trust for any reasonable, out-of-pocket expenses incurred by such member in fulfilling his/her duties hereunder. For the avoidance of doubt, the Non-Trustee Oversight Committee Members shall not be entitled to (i) reimbursement of expenses incurred relating to their own attorneys or professionals or (ii) compensation for the performance of such member’s duties hereunder.

4.10 Limitation of Litigation Trust Oversight Committee’s Authority.

Notwithstanding anything herein to the contrary, the Litigation Trust Oversight Committee Members shall not (i) be authorized to engaged in any trade or business; (ii) take any action inconsistent with the orderly liquidation of the assets of the Litigation Trust as is required or contemplated by applicable law, this Litigation Trust Agreement, the Confirmation Order, or the Plan; or (iii) be authorized to engage in any investments or activities inconsistent with the treatment of the Litigation Trust as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

ARTICLE 5

TAX MATTERS

5.1 Tax Reporting.

(a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Litigation Trustee of a private letter ruling if the Litigation Trust Oversight Committee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee) and Section 5.1, the Litigation Trust shall be treated as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and thus as a “grantor trust” within the meaning of Sections 671 through 679 of the IRC, and all parties to the Litigation Trust (including, without limitation, the Litigation Trustee, the Debtors, the Reorganized Debtors, and the Litigation Trust Beneficiaries) shall report consistently therewith for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, the Litigation Trust Assets shall be treated by all parties as (i) having been distributed (subject to any obligations relating to such assets) by the Debtors to the Litigation Trust Beneficiaries (other than any assets allocable to the Disputed GUC Reserve) pursuant to the Plan. Accordingly, the Litigation Trust Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of the Litigation Trust Assets (other than such Litigation Trust Assets that are allocable to the Disputed GUC Reserve). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local tax purposes.

(b) As soon as practicable after the Effective Date, (i) the Litigation Trustee shall determine the fair market value as of the Effective Date of all Litigation Trust Assets, and such determined fair market value shall be used consistently by all parties to the Litigation Trust Agreement for all U.S. federal income tax purposes, and (ii) the Litigation Trustee shall make such valuation available from time to time to all parties to the Litigation Trust Agreement, to the extent relevant to such parties for tax purposes.

(c) The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Article 5. The Litigation Trustee shall, in its discretion, make any applicable tax elections on behalf of the Litigation Trust. The Litigation Trustee shall annually send to each Litigation Trust Beneficiary a separate statement setting forth such Litigation Trust Beneficiary’s share of items of income, gain, loss, deduction, or credit, in accordance with applicable Treasury Regulations and Rev. Proc. 94- 45, 1994-2 C. B. 684, file (or cause to be filed) any other statements, returns (including any information returns) or disclosures relating to the Litigation Trust that is required by any governmental authority or applicable law, and pay taxes, if any, properly payable by the Litigation Trust.

(d) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall (i) timely elect to treat any Litigation Trust Assets allocable to, or retained on account of, the Disputed GUC Reserve, as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties to the Litigation Trust Agreement shall report for U.S. federal, state and local income tax purposes consistently with the foregoing.

(e) The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust, including the Disputed GUC Reserve, under Section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust.

5.2 Trust Taxable Income; Allocations.

(a) Subject to Section 5.2(c) hereof, all Litigation Trust earnings shall be taxable to the Litigation Trust Beneficiaries.

(b) Subject to Section 5.2(c) hereof, allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Litigation Trust Beneficiaries, taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in the Disputed GUC Reserve). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the Litigation Trust. The tax book value of the Litigation Trust Assets for this purpose shall equal their fair market value upon the Effective Date, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

(c) The Litigation Trustee shall be responsible for causing the Litigation Trust to pay, out of the Litigation Trust Assets, any taxes imposed on the Litigation Trust or its assets, including the Disputed GUC Reserve (in the latter instance, first out of any Cash allocable to, or retained on account of, the Disputed General Unsecured Claim to which such tax relates), including any income that may arise upon the distribution of the assets from the Disputed GUC Reserve. In the event, and to the extent, any Cash retained on account of a Disputed General Unsecured Claim is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of such claim such that such portion of the taxes is paid (in whole or in part) from other available Cash, such other cash sources shall be (i) reimbursed from any subsequent Cash amounts retained on account of such claim, or (ii) to the extent such claim has subsequently been resolved, deducted from any amounts otherwise distributable by the Litigation Trustee as a result of the resolution of such claim.

5.3 Withholding.

The Litigation Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state, or local tax law with respect to any payment or distribution by the Litigation Trust to or any amounts received or earned by the Litigation Trust distributable or allocable to the Litigation Trust Beneficiaries (including beneficiaries that are not “United States persons” within the meaning of the IRC). The Litigation Trustee may effect any withholding with respect to a Litigation Trust Beneficiary by reducing the amount currently or subsequently distributable to such beneficiary by the amount withheld. All such amounts withheld from distributions and paid to the appropriate taxing authority shall be treated as amounts distributed to such Litigation Trust Beneficiaries for all purposes of this Litigation Trust Agreement.

ARTICLE 6

DISTRIBUTIONS

6.1 Allocation of Litigation Trust Assets.

(a) Subject to Section 6.3 hereof, after payment of Litigation Trust Expenses and reserving funds for the Litigation Trust Expense Fund and the Disputed GUC Reserve, the Litigation Trust Assets (excluding Litigation Trust First Lien Lender Causes of Action and any proceeds thereof) shall be shared and distributed as follows:

(i) First, to Reorganized FCI until repayment in full in Cash of all amounts due under the Litigation Trust Loan;

(ii) Second, to Reorganized FCI in an amount up to $180,000;

(iii) Third, to the holders of Litigation Trust Interests in an amount up to $1,500,000 (the “GUC Payment”);

(iv) Fourth, until the Litigation Trust Assets (excluding Litigation Trust First Lien Lender Causes of Action and any proceeds thereof) distributed pursuant to this clause exceed $20,000,000, sixty percent (60%) shall be distributed to Reorganized FCI and forty percent (40%) shall be distributed to the holders of Litigation Trust Interests in accordance with this Litigation Trust Agreement and the Plan; and

(v) Fifth, after the Litigation Trust Assets (excluding Litigation Trust First Lien Lender Causes of Action and any proceeds thereof) distributed pursuant to clause (iv) above exceed $20,000,000, fifty percent (50%) shall be distributed to Reorganized FCI and fifty percent (50%) shall be to the holders of Litigation Trust Interests in accordance with this Litigation Trust Agreement and the Plan.

(b) Subject to Section 6.3 hereof, after payment of Litigation Trust Expenses and reserving funds for the Litigation Trust Expense Fund and the Disputed GUC Reserve, proceeds of the Litigation Trust First Lien Lender Causes of Action shall be shared and distributed as follows:

(i) First, to Reorganized FCI until the Litigation Trust Loan has been repaid in full;

(ii) Second, eighty-five percent (85%) to Reorganized FCI and fifteen percent (15%) to the holders of Litigation Trust Interests in accordance with this Litigation Trust Agreement and the Plan.

6.2 Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests. The Litigation Trust shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date.

6.3 Limitation on Transferability.

It is understood and agreed that the Litigation Trust Interests shall be non-transferable and non-assignable other than if transferred by will, intestate succession, or otherwise by operation of law. Any such transfer or assignment by operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Litigation Trustee, and the Litigation Trustee may continue to cause the Litigation Trust to pay all amounts to or for the benefit of the assigning Litigation Trust Beneficiary until receipt of proper notification and proof of such transfer or assignment (as reasonably determined by the Litigation Trustee). The Litigation Trustee may rely upon such proof without the requirement of any further investigation.

6.4 Date of Distributions.

The Litigation Trustee, subject to approval of the Litigation Trust Oversight Committee, shall from time to time determine distribution dates of Litigation Trust Assets; provided, however, that the Litigation Trust shall retain such amounts as necessary or appropriate to maintain the Disputed GUC Reserve and the Litigation Trust Expense Fund. Subject to and in accordance with Section 5.3 hereof, the Litigation Trustee may withhold from amounts distributable to any Entity any and all amounts, determined in the Litigation Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement; provided that the Litigation Trustee shall not be required to make a distribution if the aggregate, net amount of unrestricted Cash available for distribution is sufficiently small in amount as to make the distribution impracticable as reasonably determined by the Litigation Trustee, subject to approval of the Litigation Trust Oversight Committee.

6.5 Disbursing Agent.

The Litigation Trust, or its duly appointed agent or designee, shall be the Disbursing Agent for all distributions to made under this Litigation Trust Agreement.

6.6 Delivery of Distributions.

In the event that any distribution to any Litigation Trust Beneficiary is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until the Litigation Trustee is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Litigation Trustee to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with [Section 6.19] of the Plan.

6.7 Unclaimed Property.

Undeliverable distributions or unclaimed distributions to Litigation Trust Beneficiaries shall remain in the possession of the Litigation Trust, until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Litigation Trust, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution. After such date all unclaimed property or interest in property shall revert to the Litigation Trust and the Claim and Litigation Trust Interests of any other holder to such property or interest in property shall be discharged and forever barred.

6.8 Time Bar to Cash Payments.

Checks issued by the Litigation Trust to Litigation Trust Beneficiaries shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Litigation Trust and any Claim on account of the Litigation Trust Interest in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Litigation Trustee by the Litigation Trust Beneficiary to whom such check was originally issued.

6.9 Manner of Payment or Distribution.

(a) All payments made by the Litigation Trust to Reorganized FCI shall be payable in Cash, and the Litigation Trustee shall distribute such Cash by wire, check, or such other method as the Litigation Trustee deems appropriate under the circumstances.

(b) All distributions made by the Litigation Trust to or for the benefit of the holders of Litigation Trust Interests shall be payable in Cash to the holders of Litigation Trust Interests of record on the Distribution Record Date; provided that the distribution shall be made to the transferee of the Litigation Trust Interest transferred by will, intestate succession, or otherwise by operation of law if and only if the Litigation Trustee has actual notice of the identify and address of the transferee. The Litigation Trustee shall distribute such cash by wire, check, or such other method as the Litigation Trustee deems appropriate under the circumstances.

6.10 Minimum Cash Distributions.

The Litigation Trust shall not be required to make any distribution of Cash less than one hundred dollars ($100) to any Litigation Trust Beneficiary.

6.11 Setoffs and Recoupments.

The Litigation Trust may, but shall not be required to, set off or recoup against any Allowed General Unsecured Claim, and any distribution to be made on account of such Allowed General Unsecured Claim, any and all claims, rights, and causes of action of any nature whatsoever that the Debtors or the Litigation Trust may have (as successor to the Debtors) against the holder of such Allowed General Unsecured Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided that neither the failure to do so nor the allowance of any General Unsecured Claim hereunder shall constitute a waiver or release by the Litigation Trust of any claims, rights, or causes of action the Litigation Trust may possess against the holder of such General Unsecured Claim.

6.12 Withholding and Reporting Requirements.

(a) In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, any Entity that receives a distribution hereunder shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. The Litigation Trustee shall have the right, but not the obligation, to not make a distribution until such recipient has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Any party entitled to receive any property as an issuance or distribution hereunder shall, upon request, deliver to the Litigation Trust an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Litigation Trustee and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Litigation Trust and any Claim or Litigation Trust Interest in respect of such distribution shall be discharged and forever barred from assertion against the Litigation Trust or the Litigation Trust Assets.

ARTICLE 7

PROCEDURES FOR DISPUTED CLAIMS

7.1 Objections to Claims.

The Litigation Trust shall exclusively be entitled to object to, seek to subordinate, compromise or settle any General Unsecured Claim. After the Effective Date, the Litigation Trust shall have and retain any and all rights and defenses that the Debtors had with regard to any General Unsecured Claim to which the Litigation Trust may object, except with respect to any General Unsecured Claim that is Allowed. Any objections to General Unsecured Claims shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) on such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Litigation Trustee that is filed before the date that is one-hundred and eighty (180) days after the Effective Date. The expiration of such period shall not limit or affect the Litigation Trust’s rights to dispute Claims asserted in the ordinary course of business other than through a Proof of Claim.

7.2 Resolution of Disputed Claims.

On and after the Effective Date, the Litigation Trust shall have the exclusive authority to object to, compromise, settle, otherwise resolve, or withdraw any objections to General Unsecured Claims without approval of the Bankruptcy Court. The Litigation Trustee shall cooperate with the Reorganized Debtors with respect to any objections to Claims that seek to convert Claims into General Unsecured Claims or General Unsecured Claims into other Claims. The rights and defenses of the Litigation Trustee to any such objections are fully preserved.

7.3 Estimation of Claims.

The Litigation Trustee may (a) determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed General Unsecured Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed General Unsecured Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim. The Bankruptcy Court will retain jurisdiction to estimate any General Unsecured Claim at any time during litigation concerning any objection to any General Unsecured Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed General Unsecured Claim, the amount so estimated shall constitute either the Allowed amount of such General Unsecured Claim or a maximum limitation on such General Unsecured Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such General Unsecured Claim, the Litigation Trustee may pursue supplementary proceedings to object to the allowance of such General Unsecured Claim.

7.4 No Distributions Pending Allowance.

No payment or distribution provided under the Plan or hereunder shall be made on account of such General Unsecured Claim unless and until (and only to the extent that) such Claim becomes an Allowed General Unsecured Claim.

7.5 Interest.

To the extent that a Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

7.6 Insured Claims.

If any portion of an Allowed General Unsecured Claim is an Insured Claim, no distributions under the Plan or hereunder shall be made on account of such Allowed General Unsecured Claim until the holder of such Allowed General Unsecured Claim has exhausted all remedies with respect to any applicable insurance policies.

7.7 Disputed Claims Reserve.

(a) From and after the Effective Date, the Litigation Trustee shall hold and maintain the Disputed GUC Reserve for the benefit of the holders of such Disputed General Unsecured Claims, including any Cash and any other Litigation Trust Assets allocable to such Disputed General Unsecured Claims (i.e., as if such Holders had received Litigation Trust Interests on the Effective Date and such Disputed General Unsecured Claims had been Allowed on the Effective Date), determined based on (i) the asserted amount of such Disputed General Unsecured Claim, (ii) such other amount as may be agreed upon by the holder of such Disputed General Unsecured Claim and the Litigation Trustee or (iii) such other amount as may be deemed appropriate by the Litigation Trustee in accordance with the terms of this Litigation Trust Agreement (in each case, net of any taxes imposed on, or with respect to, the Disputed GUC Reserve as relates to such General Unsecured Claim, including in connection with such distributions).

(b) Any taxes incurred by the Litigation Trust with respect to assets allocable to, or retained on account of, a Disputed General Unsecured Claim (including any taxes that would be incurred upon a distribution of such assets as a result of the resolution of the Disputed Claim) will be netted against the amounts otherwise distributable from the Disputed GUC Reserve in respect of, or as a result of the resolution of, such General Unsecured Claim. No assets allocable to, or retained on account of, a Disputed General Unsecured Claim will be released from the Disputed GUC Reserve until such time as the Cash otherwise distributable as a result of the resolution of such Claim is sufficient to pay any taxes incurred or that would be incurred upon the distribution.

ARTICLE 8

STANDARD OF CARE; EXCULPATION; INDEMNIFICATION

8.1 Standard of Care; Exculpation.

(a) To the fullest extent permitted by applicable law, none of the Litigation Trustee, the Delaware Trustee, the Litigation Trust Oversight Committee Members, or their respective members, advisors or professionals, shall be liable for any damages arising out of the creation, operation or termination of the Litigation Trust, including actions taken or omitted in fulfillment of duties with respect to the Litigation Trust, except in the case of such party’s willful misconduct, intentional fraud, or knowing violation of law as determined by a Final Order; provided, that in no event will any such party be liable for indirect, punitive, incidental, exemplary, consequential or special damages (including but not limited to lost profits) under any circumstances. In performing its duties under this Agreement, the Litigation Trustee, the Delaware Trustee and the Litigation Trust Oversight Committee Members shall have no liability for any action taken in accordance with the advice of counsel, accountants, appraisers and other professionals retained by the Litigation Trust Oversight Committee (or its members), the Litigation Trustee, the Delaware Trustee, or the Litigation Trust; provided, that, none of the Litigation Trustee, the Delaware Trustee or the Non-Trustee Litigation Trust Oversight Committee Members shall be under any obligation to consult with attorneys, accountants, financial advisors, or agents, and a good faith determination not to consult with attorneys, accountants, financial advisors, or other agents shall not result in the imposition of liability on the Litigation Trustee, the Delaware Trustee or the Litigation Trust Oversight Committee Members. None of the provisions of this Litigation Trust Agreement shall require the Litigation Trustee or the members of the Litigation Trust Oversight Committee to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights and powers. Notwithstanding the foregoing, nothing in this Section shall relieve the Litigation Trustee, the Delaware Trustee or the Litigation Trust Oversight Committee Members from any liability for any actions or omissions arising out of their willful misconduct, fraud, or knowing violation of law; provided that in no event will any such Entity be liable for punitive, exemplary, consequential, or special damages under any circumstances.

(b) The Litigation Trustee, the Delaware Trustee and the Non-Trustee Litigation Trust Oversight Committee Members shall not be subject to any personal liability whatsoever, whether in tort, contract, or otherwise, to any Entity in connection with the creation, operation, or termination of the Litigation Trust to the fullest extent permitted under Section 3803 of Delaware Statutory Trust Act, and all Entities claiming against the Litigation Trustee, the Delaware Trustee or the Non-Trustee Litigation Trust Oversight Committee Members, or otherwise asserting claims of any nature in connection with affairs of the Litigation Trust, shall look solely to the Litigation Trust Assets for satisfaction of any such claims, except in the case of such party’s willful misconduct, intentional fraud, or knowing violation of law as determined by a Final Order.

(c) Except as provided herein, nothing contained in this Litigation Trust Agreement, the Plan or the Confirmation Order shall be deemed to be an assumption by the Litigation Trustee or the Litigation Trust Oversight Committee Members of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Litigation Trustee or the Litigation Trust Oversight Committee Members to assume or accept any such liability, obligation or duty.

8.2 Fiduciary Duties.

To the extent that, at law or in equity, the Litigation Trustee, the Delaware Trustee or any member of the Litigation Trust Oversight Committee has duties (including fiduciary duties) and liabilities relating hereto, to the Litigation Trust or to the Litigation Trust Beneficiaries, it is hereby understood and agreed by the parties and the Litigation Trust Beneficiaries that such duties and liabilities are eliminated to the fullest extent permitted by applicable law, and replaced by the duties and liabilities expressly set forth in this Litigation Trust Agreement with respect to the Litigation Trustee, the Delaware Trustee and the Litigation Trust Oversight Committee.

8.3 Indemnification of Litigation Trustee and Litigation Trust Oversight Committee.

(a) To the fullest extent permitted by law, the Litigation Trust, to the extent of its assets legally available for that purpose, shall defend, indemnify and hold harmless the Litigation Trustee, the Delaware Trustee and the Litigation Trust Oversight Committee Members and each of their directors, members, employers, affiliates, shareholders, partners, officers, agents, employees, attorneys, advisors, and other professionals (collectively, the “Indemnified Persons”) from and against any and all losses, costs, reasonable and documented out-of-pocket expenses (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or damage of any kind, type or nature, whether arising in tort, contract or otherwise or liability by reason of anything any Indemnified Person did, does, or refrains from doing for the business or affairs of the Litigation Trust, except to the extent that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person’s willful misconduct, intentional fraud, or knowing violation of law as determined by a Final Order. The Litigation Trust shall pay in advance or reimburse reasonable and documented out-of-pocket expenses (including, without limitation, the costs of investigating, preparing, defending or settling such action) incurred by the Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Litigation Trust.

(b) Any Indemnified Person may waive the benefits of indemnification under this Section 8.3, but only by an instrument in writing executed by such Indemnified Person.

(c) The rights to indemnification under this Section 8.3 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in this Section 8.3 will affect the rights or obligations of any Entity (or the limitations on those rights or obligations) under this Litigation Trust Agreement, or any other agreement or instrument to which that Entity is a party.

ARTICLE 9

TERM; TERMINATION OF LITIGATION TRUST

9.1 Term; Termination of Litigation Trust.

(a) Subject to Section 9.1(c) hereof, the Litigation Trustee, the Litigation Trust, and the Litigation Trust Oversight Committee Members may be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trust Oversight Committee, by a majority vote, determines, in its sole discretion, that the pursuit of additional Litigation Trust Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such claims (the “Termination Right”), and (ii) all distributions required to be made by the Litigation Trustee under the Plan and the Litigation Trust Agreement have been made.

(b) Upon termination and dissolution of the Litigation Trust, any remaining Litigation Trust Assets shall be distributed to the Litigation Trust Beneficiaries in accordance with Section 5.2(b) of the Plan and Article 6 hereof.

(c) In the event the Litigation Trust Oversight Committee exercises its Termination Right without the consent (which may not be unreasonably withheld, conditioned or delayed) of the UCC Designee, the Litigation Trust shall distribute the GUC Payment before making any other distributions pursuant to Article 6 hereof and Section 5.2 of the Plan (with the GUC Payment deemed to have been made for purposes of the waterfall set forth in Section 5.2(b)(vi) of the Plan and Section 6.1 hereof); provided that the UCC Designee may choose to use the GUC Payment to either (x) make a distribution to the holders of Litigation Trust Interests or (y) continue the existence of the Litigation Trust and prosecute the Litigation Trust Causes of Action for the sole benefit of the holders of Litigation Trust Interests. In the event the UCC Designee chooses to continue the existence of the Litigation Trust and prosecute the Litigation Trust Causes of Action for the sole benefit of the holders of Litigation Trust Interests (an “Exercise of the UCC Option”), this Agreement shall remain in full force and effect, except that: (i) the Reorganized FCI will no longer be a Litigation Trust Beneficiary or entitled to any distributions from the proceeds of any Litigation Trust Causes of Action; (ii) the First Lien Lender Designee shall be removed from the Litigation Trust Oversight Committee and discharged from any duties or obligations under this Agreement; and (iii) the Litigation Trustee shall be deemed to have been removed pursuant to Section 3.3 hereof, and the UCC Designee may appoint a replacement Litigation Trustee. In the event the Reorganized Debtors fail to honor an Advance (as defined in the Litigation Trust Loan Agreement) when due under the Litigation Trust Loan Agreement, such failure shall be deemed to provide the UCC Designee with the option to trigger the Exercise of the UCC Option. If the Exercise of the UCC Option is triggered, all obligations of the Lender (as defined in the Litigation Trust Loan Agreement) to fund future Advances under the Litigation Trust Loan Agreement shall terminate.

(d) Subject to Section 9.1 hereof, if at any time the Litigation Trust Oversight Committee determines that the expense of administering the Litigation Trust so as to make a distribution to the Litigation Trust Beneficiaries is likely to exceed the value of the assets remaining in the Litigation Trust, the Litigation Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Litigation Trust, (ii) donate any balance to a charitable organization (A) described in Section 501(c)(3) of the IRC, (B) exempt from U.S. federal income tax under Section 501(a) of the IRC, and (C) that is not a “private foundation”, as defined in Section 509(a) of the IRC, and (iii) dissolve the Litigation Trust. Upon receipt of such authority from the Bankruptcy Court, the Litigation Trustee shall notify each Litigation Trust Beneficiary.

(e) The term of the Litigation Trust shall end no later than the fifth (5th) anniversary of the Effective Date (the “Initial Litigation Trust Term”); provided, however, that the Litigation Trustee may, subject to the further provisions of this Section, extend the term of the Litigation Trust for such additional period of time as is necessary to facilitate or complete the recovery and liquidation of the Litigation Trust Assets as follows: within the six (6) month period prior to the termination of the Initial Litigation Trust Term, the Litigation Trustee may file a notice of intent to extend the term of the Litigation Trust with the Bankruptcy Court and, upon approval of the Bankruptcy Court of such extension request following notice and a hearing, the term of the Litigation Trust shall be so extended. The Litigation Trust may file one or more such extension notices, each notice to be filed within the six (6) month period prior to the termination of the extended term of the Litigation Trust (all such extensions, collectively, are referred to herein as the “Supplemental Litigation Trust Term”). Notwithstanding anything to the contrary in this Section 9.1(e), however, the Supplemental Litigation Trust Term may not exceed three (3) years without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes. In addition, the provisions of this Section 9.1(e) shall be without prejudice to the right of any party in interest under Section 1109 of the Bankruptcy Code to petition the Bankruptcy Court, for cause shown, to shorten the Supplemental Litigation Trust Term.

9.2 Continuance of Trust for Winding Up.

After the termination of the Litigation Trust and for the purpose of litigation and winding up the affairs of the Litigation Trust, the Litigation Trustee shall continue to act as such until its duties have been fully performed. Prior to the final distribution of all of the remaining assets of the Litigation Trust, the Litigation Trustee shall be entitled to reserve from such assets any and all amounts required to provide for the Litigation Trust Expenses, until such time as the winding up of the Litigation Trust is completed. Upon the dissolution of the Litigation Trust and the completion of the winding up of the assets, liabilities and affairs of the Litigation Trust pursuant to the Delaware Statutory Trust Act, the Litigation Trustee shall (or the Delaware Trustee may) file a certificate of cancellation with the State of Delaware to terminate the Litigation Trust. Except as otherwise specifically provided herein, upon the termination of the Litigation Trust, the Litigation Trust Oversight Committee (including the Litigation Trustee) shall have no further duties or obligations hereunder.

ARTICLE 10

AMENDMENT AND WAIVER

10.1 Amendment and Waiver.

(a) Subject to approval of the Litigation Trust Oversight Committee, the Litigation Trustee may amend, supplement or waive any provision of, this Litigation Trust Agreement, without approval of the Bankruptcy Court or the consent of any Litigation Trust Beneficiary: (i) to cure any ambiguity, omission, defect or inconsistency in this Litigation Trust Agreement provided that such amendments, supplements or waivers shall not contravene or otherwise be inconsistent with the terms of the Plan (including the Global Settlement) and the Confirmation Order, adversely affect the distributions to be made or other rights under this Litigation Trust Agreement to any of the Litigation Trust Beneficiaries, or adversely affect the U.S. federal income tax status of the Litigation Trust as a “liquidating trust”; (ii) to comply with any requirements in connection with the U.S. federal income tax status of the Litigation Trust as a “liquidating trust”; (iii) to comply with any requirements in connection with maintaining that the Litigation Trust is not subject to registration or reporting requirements of the Exchange Act or the Investment Company Act; (iv) to make the Litigation Trust a reporting entity and, in such event, to comply with any requirements of the Exchange Act or the Investment Company Act; and (v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee in accordance with the terms of this Litigation Trust Agreement.

(b) Any substantive provision of this Litigation Trust Agreement may be amended or waived by the Litigation Trust Oversight Committee, without approval of the Bankruptcy Court or the consent of any Litigation Trust Beneficiary; provided, however, that no change may be made to this Litigation Trust Agreement that contravenes or is otherwise inconsistent with the terms of the Plan (including the Global Settlement) and the Confirmation Order, or would adversely affect the distributions to be made under this Litigation Trust Agreement to any of the Litigation Trust Beneficiaries, or adversely affect the U.S. federal income tax status of the Litigation Trust as a “liquidating trust” ; provided further that no amendment or waiver affecting the Delaware Trustee shall be effectuated without the consent of the Delaware Trustee. Notwithstanding this Section 10.1, any amendments to this Litigation Trust Agreement shall not be inconsistent with the purpose and intention of the Litigation Trust to liquidate in an expeditious but orderly manner the Litigation Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d).

ARTICLE 11

DELAWARE TRUSTEE

11.1 Appointment and Purpose of the Delaware Trustee.

The Litigation Trust shall at all times have a trustee that meets the requirements of Section 3807(a) of the Delaware Statutory Trust Act. The Delaware Trustee is appointed to serve as the trustee of the Litigation Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Litigation Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties to this Agreement that the Delaware Trustee shall not otherwise be a trustee hereunder and shall have none of the duties or liabilities of the Litigation Trustee.

11.2 Duties of the Delaware Trustee.

The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Litigation Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Litigation Trust or the Litigation Trust Beneficiaries, it is hereby understood and agreed by the parties to this Agreement and the Litigation Trust Beneficiaries that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Litigation Trust Agreement. The Delaware Trustee shall have no liability for the acts or omissions of the Litigation Trustee or any other Entity.

11.3 Removal and Replacement of the Delaware Trustee.

The Delaware Trustee may be removed by the Litigation Trustee upon thirty days prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon thirty days prior written notice to the Litigation Trustee. Upon the resignation or removal of the Delaware Trustee, the Litigation Trustee shall appoint a successor Delaware Trustee. If no successor has been appointed within such thirty day period, a court of competent jurisdiction may be petitioned (at the expense of the Litigation Trust) to appoint a successor Delaware Trustee.

11.4 Successor Delaware Trustee.

Any Entity into which the Delaware Trustee may be merged or with which it may be consolidated, or any Entity resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Entity which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Litigation Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties to this Agreement, except as may be required by the Delaware Statutory Trust Act.

11.5 Compensation of the Delaware Trustee.

The Delaware Trustee shall be entitled to receive compensation from the Litigation Trust for its services as shall have been separately agreed to from time to time in writing by the Delaware Trustee.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Intention of Parties to Establish a Liquidating Trust.

This Litigation Trust Agreement is intended to create a “liquidating trust” for U.S. federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Litigation Trust Agreement may be amended in accordance with Section 10.1 hereof to comply with such U.S. federal income tax laws, which amendments may apply retroactively.

12.2 Reimbursement of Trust Litigation Costs.

If the Litigation Trustee or the Litigation Trust, as the case may be, is the prevailing party in a dispute regarding the provisions of this Litigation Trust Agreement or the enforcement thereof, the Litigation Trustee or the Litigation Trust, as the case may be, shall be entitled to collect any and all costs, reasonable and documented out-of-pocket expenses and fees, including attorneys’ fees, from the non-prevailing party incurred in connection with such dispute or enforcement action. To the extent that the Litigation Trust has advanced such amounts, the Litigation Trust may recover such amounts from the non-prevailing party.

12.3 Laws as to Construction.

This Litigation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to whether any conflicts of law would require the application of the law of another jurisdiction.

12.4 Jurisdiction.

Without limiting any Entity’s right to appeal any order of the Bankruptcy Court or to seek withdrawal of the reference with regard to any matter, (i) the Bankruptcy Court and the courts of the State of Delaware shall each have jurisdiction to enforce the terms of this Litigation Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Litigation Trust Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court or the courts of the State of Delaware, and the parties, including the Litigation Trust Beneficiaries and any holders of General Unsecured Claims hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and the courts of the State of Delaware.

12.5 Severability.

If any provision of this Litigation Trust Agreement or the application thereof to any Entity or circumstance shall be finally determined by a court of competent jurisdiction to be invalid, or unenforceable to any extent, the remainder of this Litigation Trust Agreement, or the application of such provision to Entities or circumstances other than those as to which it is held nvalid or unenforceable, shall not be affected thereby, and such provision of this Litigation Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

12.6 Notices.

All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic mail or facsimile communication (as evidenced by a confirmed fax transmission report); (iii) sent by registered or certified mail, return receipt requested; or (iv) sent by commercial delivery service or courier. Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

If to the Litigation Trustee to:

With a copy to:

If to Reorganized FCI to:

With a copy to:

If to the First Lien Lender Designee, to:

With a copy to:

If to the UCC Designee, to:

With a copy to:

All notices shall be effective and shall be deemed delivered: (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic mail on the date of receipt; and (iii) if by mail, on the date of receipt. Any party from time to time may change its address, electronic mail address, or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.7 Fiscal Year.

The fiscal year of the Litigation Trust will begin on the first day of January and end on the last day of December of each year.

12.8 Headings.

The section headings contained in this Litigation Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Litigation Trust Agreement or of any term or provision hereof.

12.9 Counterparts.

This Litigation Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

12.10 Confidentiality.

The Litigation Trustee and each successor trustee and any member of the Litigation Trust Oversight Committee (each a “Covered Person”) shall, during the period that they serve in such capacity under this Litigation Trust Agreement and following either the termination of this Litigation Trust Agreement or such individual’s removal, incapacity, or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the assets of the Litigation Trust relates or of which it has become aware in its capacity (the “Information”), except to the extent disclosure is required by applicable law, order, regulation or legal process. In the event that any Covered Person is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar legal process) to disclose any Information, such Covered Person will furnish only that portion of the Information, which the Covered Person, advised by counsel, is legally required to and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

12.11 Entire Agreement.

This Litigation Trust Agreement (including the Recitals), the Confirmation Order, and the Plan (including the Global Settlement) constitute the entire agreement by and among the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Litigation Trust Agreement and the Plan (including the Global Settlement) supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein, the Confirmation Order, or in the Plan (including the Global Settlement), nothing in this Litigation Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties thereto and their respective heirs, administrators, executors, successors, or assigns any right to remedies under or by reason of this Litigation Trust Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Litigation Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

FUSION CONNECT, INC.
FUSION BCHI ACQUISITION LLC
FUSION NBS ACQUISITION CORP.
FUSION LLC
FUSION MPHC HOLDING
CORPORATION
FUSION MPHC GROUP, INC.
FUSION CLOUD COMPANY LLC
FUSION CLOUD SERVICES, LLC
FUSION CB HOLDINGS, INC.
FUSION COMMUNICATIONS, LLC FUSION TELECOM, LLC
FUSION TEXAS HOLDINGS, INC.
FUSION TELECOM OF KANSAS, LLC
FUSION TELECOM OF OKLAHOMA, LLC
FUSION TELECOM OF MISSOURI, LLC
BIRCAN HOLDINGS, LLC
FUSION MANAGEMENT SERVICES LLC
FUSION PM HOLDINGS, INC.

By: /s/
Name:
James P. Prenetta, Jr.
Title:
Executive Vice President and

General Counsel

FUSION TELECOM OF TEXAS LTD., L.L.P.

BY:
FUSION TEXAS HOLDINGS, INC.,

AS LIMITED PARTNER

By: /s/
Name:
James P. Prenetta, Jr.
Title:
Executive Vice President and

General Counsel

CREDITORS’ COMMITTEE:

By:
Title:

LITIGATION TRUSTEE:

By:
Title:

DELAWARE TRUSTEE:

By:
Title:

UCC DESIGNEE:

By:
Title:

FIRST LIEN LENDER DESIGNEE:

By:
Title:

Exhibit A

Trustee Compensation Schedule

The Original Trustee shall be entitled to the following compensation:

Monthly Fees. The Litigation Trust shall pay the Original Trustee a fixed monthly fee of ten thousand dollars ($10,000) per month (the “Monthly Fees”). The Monthly Fees shall be payable in advance each month on the first day of each month until the termination of the Original Trustee’s appointment pursuant to the Litigation Trust Agreement, the Plan, and the Confirmation Order; provided that the Monthly Fee payable for the first and last month of the Original Trustee’s engagement shall be prorated for the actual number of days the Original Trustee is engaged during each such month; provided, further, that the first Monthly Fee shall be payable immediately upon the appointment of the Original Trustee on the Effective Date. The Monthly Fees shall be fully earned as of the first day of such month.

Expense Reimbursement. In addition to any Monthly Fees and the Additional Compensation (as defined below) payable to the Original Trustee, the Litigation Trust shall promptly reimburse the Original Trustee, following delivery to the Litigation Trust of a reasonably detailed written invoice, for all reasonable, documented out-of-pocket expenses (including, for the avoidance of doubt, costs, reasonable expenses or obligations incurred by counsel, advisors, professionals, or other third-parties properly employed by the Litigation Trustee to assist with the administration of the Litigation Trust or in any manner connected, incidental or related thereto), travel and lodging, data processing and communications charges, courier services and other expenditures incurred in connection with, or arising out of the Original Trustee’s services provided under the Litigation Trust Agreement (the “Expense Reimbursement”); provided that Expense Reimbursement that exceeds a threshold determined by the Litigation Trust Oversight Committee shall require prior approval of the Litigation Trust Oversight Committee.

Additional Compensation. In addition to the Monthly Fees and the Expense Reimbursement, the Litigation Trust shall pay the Original Trustee the following additional compensation (the “Additional Compensation”):

●
As used herein, “Net Litigation Trust Proceeds” means, on any date of determination, the aggregate amount of proceeds actually received by the Litigation Trust as a result of the Litigation Trust Causes of Action, less (i) the aggregate amount of all costs and expenses, as set forth in the Litigation Trust’s books and records, actually incurred (whether or not paid) by the Litigation Trust in connection with investigating, prosecuting, settling, liquidating, or disposing of the Litigation Trust Causes of Action, (ii) the Litigation Trust Initial Funding and (iii) the Litigation Trust Loan Proceeds.

●
At such time as Net Litigation Trust Proceeds equal or exceed five million dollars ($5,000,000), an amount in Cash equal to 3.5% of such Net Litigation Trust Proceeds.

The Additional Compensation, if earned, shall be paid to the Original Trustee upon the earlier of: (i) contemporaneously with the discharge of the Original Trustee and termination of the Litigation Trust or (ii) upon the Original Trustee’s resignation or removal as Litigation Trustee for any reason (other than for willful misconduct, fraud, or knowing violation of law).

General Terms.

●
No amounts payable hereunder shall be subject to reduction, setoff, disgorgement or reimbursement, other than pursuant to a final order of the Bankruptcy Court or with the prior written consent of the Original Trustee.

●
No fee or amount paid or payable to any other Entity by the Litigation Trust or by any other Entity shall reduce or otherwise affect the Monthly Fees, Additional Compensation, or Expense Reimbursement paid or payable to the Original Trustee, except to the extent used in calculating Net Litigation Trust Proceeds.

●
All amounts paid to the Original Trustee shall be in Cash, in United States currency, and on or by the dates set forth herein.

●
All other terms of the Original Trustee’s engagement are set forth in the Litigation Trust Agreement, the Plan, and the Confirmation Order.

Exhibit E

Litigation Trust Loan Agreement

UNSECURED PROMISSORY NOTE

$3,500,000 ________	__, 2019

THIS UNSECURED PROMISSORY NOTE (this “Note”) is executed as of [ ], 2019 by Neal P. Goldman, solely in his capacity as trustee of the Litigation Trust, having an address at c/o [ ] (“Borrower”) and [Fusion Connect, Inc.], having an address [210 Interstate North Parkway, Suite 300. Atlanta, GA 30339] (together with its permitted successors and/or assigns, “Lender”). This note is being executed in connection with the global settlement by and among the Debtors, the Creditors’ Committee, the Consenting First Lien Lenders, and the Consenting Second Lien Lenders incorporated in, inter alia, Section 5.2(b) of the [Second] Amended Joint Chapter 11 Plan of Fusion Connect, Inc. and its Subsidiaries (as amended, the “Plan”) [ECF No. 455]. Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed to them in the Plan or the Litigation Trust Agreement.

RECITALS

WHEREAS, on June 3, 2019, each Debtor commenced a case (collectively, the “Chapter 11 Cases”) by filing a petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Southern District of New York (the “Bankruptcy Court”) which Chapter 11 Cases are jointly administered under case no. 19¬11811 (SMB);

WHEREAS, on October 7, 2019, the Debtors filed the Plan;

WHEREAS, on [●, 2019], the Debtors filed the Plan Supplement [ECF No. ●];

WHEREAS, on [●, 2019], the Bankruptcy Court entered an order confirming the Plan [ECF No. ●];

WHEREAS, in accordance with the Plan, Litigation Trust Agreement, and Global Settlement, Lender wishes to make a loan to Borrower in the maximum principal amount of up to $3,500,000 (as increased from time to time after the date hereof in accordance with Sections 6 and/or 7(a) below) upon the terms and conditions set forth herein (the “Loan”); and

WHEREAS, Borrower and Lender intend these Recitals to be a material part of this Note.

NOW, THEREFORE, in consideration of the making of the Loan by Lender and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:

FOR VALUE RECEIVED Borrower, hereby unconditionally promises to pay to the Lender, or at such place as the Lender may from time to time designate in writing, the principal sum of $3,500,000, or such other amount as is outstanding from time to time, in lawful money of the United States of America, with interest thereon and fees specified herein to be computed and paid in accordance with the terms of this Note.

1. Defined Terms. The following terms shall have the meanings ascribed thereto:

“Advance” means each disbursement of the Loan made by Lender to Borrower.

“Applicable Rate” means a rate per annum equal to [ ]%1.

“Borrower Event of Default” means the failure of Borrower to (i) pay when due any monetary obligations required to be paid to Lender hereunder or (ii) perform, comply with or observe any agreement, covenant or obligation under Section 3.
________________________

1 To be equal to Libor + 8% or as otherwise provided for in the New First Lien Credit Facility.

“Borrowing Notice” has the meaning assigned to such term in Section 4(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Commitment Fee” has the meaning assigned to such term in Section 5.

“Default Rate” means a rate per annum equal to the sum of two percent (2%) plus the Applicable Rate. The Default Rate shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.

“Funding Date” has the meaning assigned to such term in Section 4(a).

“Interest” means interest payable on the Loan at the Applicable Rate.

“Lender Event of Default” means the failure of Lender to make an Advance when due or otherwise fail to perform, comply with, or observe any agreement, covenant or obligation under Section 4.

“Loan” has the meaning assigned to such term in the preamble paragraphs of this Agreement.

“Maturity Date” has the meaning assigned to such term in Section 2(b).

“Payment Date” means the last day of each calendar quarter, or if such day is not a Business Day, then the next succeeding Business Day.

“PIK Amount” has the meaning assigned to such term in Section 7(a).

“Register” has the meaning assigned to such term in Section 12.

“Registered Note” has the meaning assigned to such term in Section 12.

“Requested Advance Amount” has the meaning assigned to such term in Section 4(b).

“Requested Disbursement Date” has the meaning assigned to such term in Section 4(b).

“Termination Date” has the meaning assigned to such term in Section 5.

“Unused Commitment” means, at any time:

(i)           prior to [the six-month anniversary of the effective date], zero,

(ii)           on or after [the six-month anniversary of the effective date] but prior to [the one-year anniversary of the effective date], $1,000,000 minus the principal amount of Advance made on the Funding Date occuring on or about [the six-month anniversary of the effective date],

(iii)           on or after [the one-year anniversary of the effective date] but prior to [the 18-month anniversary of the effective date], (x) $1,000,000 minus the principal amount of Advance made on the Funding Date occuring on or about [the one-year anniversary of the effective date] plus (y) the amount specified in clause (ii),

(iv)           on or after [the 18-month anniversary of the effective date] but prior to [the two-year anniversary of the effective date], (x) $500,000 minus the principal amount of Advance made on the Funding Date occuring on or about [the 18-month anniversary of the effective date] plus (y) the amount specified in clause (iii),

(v)           on or after [the two-year anniversary of the effective date] but prior to [the 30-month anniversary of the effective date], (x) $500,000 minus the principal amount of Advance made on the Funding Date occuring on or about [the two-year anniversary of the effective date] plus (y) the amount specified in clause (iv) and

(vi)           on or after [the 30-month anniversary of the effective date], (x) $500,000 minus the principal amount of Advance made on the Funding Date occuring on or about [the 30-month anniversary of the effective date] plus (y) the amount specified in clause (v).

2. Term/Repayment.

(a)           The Borrower shall repay the principal amount of the Note within ten (10) days of the receipt by the Borrower of any net proceeds of Litigation Trust Causes of Action in an amount equal to such receipts after the Litigation Expense Fund has been fully funded.

(b)           The unpaid principal amount of the Loan together with all unpaid Interest thereon and all unpaid Commitment Fee shall be due and payable at the earlier of (i) [_]2 and (ii) winding up of the Litigation Trust (the “Maturity Date”).

3. Use of Loan Proceeds. The Borrower shall use the proceeds from the Loan solely to satisfy Litigation Trust Expenses in accordance with the Litigation Trust Agreement, and the Borrower covenants and agrees that, until the Maturity Date, unless the Lender shall otherwise consent in writing (which consent shall not be unreasonably withheld), the Borrower will not incur, create, assume or permit to exist any funded indebtedness, except indebtedness created under this Note.

4. Loan Disbursement Mechanics.

(a)           Commitment. Subject to Section 4(b), Lender will make available to Borrower in separate Advances in a principal amount of (i) $1,000,000 on [ ]3 and [ ]4 and (ii) $500,000 on [ ]5, [ ]6 and [ ]7 (the date of each such advance, a “Funding Date”), provided that, at any time, subject to Section 6 below, the aggregate principal amount of Advances made to the Borrower may not exceed $3,500,000;

(b)           Advances. As a condition to the disbursement of any Advance, Borrower shall deliver to Lender a prior written notice (the “Borrowing Notice”) at least [three (3) Business Days] prior to the Requested Disbursement Date (as defined below) setting forth (i) the amount of the requested Advance (the “Requested Advance Amount”) and (ii) the date on which such Advance is to be disbursed, which shall be on or after the relevant Funding Date (the “Requested Disbursement Date”). Provided no Borrower Event of Default has occurred and is continuing, Lender shall make available to Borrower the Requested Advance Amount on the Requested Disbursement Date. Advances repaid or prepaid may not be reborrowed.

(c)           Evidence of Debt. Lender is authorized to record on the grid attached hereto as Exhibit A each Advance made to Borrower and each payment or prepayment thereof. The entries made by Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of Lender to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of Borrower to repay (with applicable Interest) the Loan and pay the Commitment Fee in accordance with the terms of this Note.
__________________________________

2 Seven years from the date of the Agreement.

3 To be the six-month anniversary of the effective date.

4 To be the one-year anniversary of the effective date.

5 To be the 18-month anniversary of the effective date.

6 To be the two-year anniversary of the effective date.

7 To be the 30-month anniversary of the effective date.

5. Interest Rate and Commitment Fee. Until paid in full, the unpaid principal amount of the Loan shall bear interest at the Applicable Rate. Until the Loan is paid in full and the Lender’s obligations and commitment to make the Advances are terminated (the “Termination Date”), the Unused Commitment shall accrue a fee (the “Commitment Fee”) at a per annum rate equal to 4%. Interest and Commitment Fee shall be calculated on the basis of the actual number of days elapsed and a year of 360 days. Notwithstanding the foregoing or anything to the contrary contained herein, if a Borrower Event of Default shall have occurred and be continuing, at the request of the Lender, the outstanding principal balance of the Loan shall bear interest from and including the date of the occurrence of such Borrower Event of Default (both before and after judgment) at a rate of interest per annum equal to the Default Rate, which interest at the Default Rate shall accrue upon demand of Lender until the Borrower Event of Default is either (i) cured within any applicable cure period or any extension thereof granted by Lender in writing in its discretion or (ii) waived by Lender in writing in its discretion.

6. Increases. The Borrower may at any time or from time to time after the date hereof, by notice to the Lender, request one or more increases to the principal amount of the Loan, which shall be subject to the Lender’s consent (acting in its sole and absolute discretion) and shall be on terms satisfactory to the Borrower and the Lender (including with respect to the date of any Advance).

7. Payments.

(a)           Interest and Commitment Fee Payments. On each Payment Date, Borrower shall pay Lender all accrued but unpaid interest on the unpaid principal balance of the Loan and all accrued but unpaid Commitment Fee. Notwithstanding any provision in this Note to the contrary, prior to the Maturity Date, in lieu of paying in cash the Interest and Commitment Fee accrued to any Payment Date, any accrued but unpaid Interest and Commitment Fee shall be, at the option of the Borrower, either (i) paid in cash or (ii) capitalized and added as of such Payment Date to the principal amount of this Note (the “PIK Amount”); it being understood and agreed that to the extent such interest or Commitment Fee is not paid in cash on the applicable Payment Date, the Borrower shall be deemed to select to pay such interest or Commitment Fee in the PIK Amount. Such PIK Amount shall bear interest from the applicable Payment Date at the same rate per annum and be payable in the same manner as in the case of the original principal amount of this Note and shall otherwise be treated as principal of this Note for all purposes. From and after each Payment Date, the principal amount of this Note shall, without further action on the part of the Borrower or Lender be deemed to be increased by the PIK Amount so capitalized and added to principal in accordance with the provisions hereof.

(b)           Principal. On the Maturity Date, Borrower shall repay in full the entire unpaid principal amount (including as increased pursuant to Sections 6 and/or 7(a) above) of the Loan, together with all unpaid accrued Interest and Commitment Fee and all other fees and sums then payable hereunder.

(c)           Prepayment. Borrower may prepay the Loan in whole or in part at any time without premium or penalty.

(d)           General Payment Terms. All payments made by Borrower hereunder shall be made on or before 2:00 PM New York City time. Any payments received after such time shall be credited to the next following Business Day. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon and unpaid Commitment Fee, or other charges as provided herein, and the balance, if any, shall be applied in payment of any installment of interest, Commitment Fee or principal then due and payable. Amounts due on this Note shall be payable, without any counterclaim, set off or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing. Except for payments of PIK Amount payments that are to be paid in kind as provided in Section 7(a) above, all amounts due under this Note, including, without limitation, Interest, Commitment Fee and the principal amount, shall be due and payable in immediately available funds in lawful money of the United States. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

8. Remedies Upon Borrower Event of Default. If any Borrower Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)           declare the commitment of the Lender to make Advances to be terminated, whereupon such commitment and obligation shall be terminated;

(b)           declare the unpaid principal amount of the outstanding Loan, all interest accrued and unpaid thereon, all accrued and unpaid Commitment Fee, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

(c)           exercise all rights and remedies available to it under this Note or applicable law.

9. Remedies Upon Lender Event of Default. If any Lender Event of Default occurs and is not cured within 10 business days, either (a) Borrower may exercise all rights and remedies available to it under this Note or applicable law or (b) in the event the UCC Designee (as defined in the Litigation Trust Agreement) exercises the Exercise of the UCC Option, the Borrower shall have no rights or remedies under contract, law, equity or otherwise resulting from the failure to make an Advance.

10. Waivers. Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest and demand, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment or changes in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after the Maturity Date, other than for any demands or notices required to be provided pursuant hereto.

11. Governing Law; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. BORROWER HEREBY WAIVES, AND LENDER, BY LENDER’S ACCEPTANCE OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE, WHICH WAIVER IS INFORMED AND VOLUNTARY.

12. Transfer. This Note may be transferred in accordance with this Section 11. The Borrower shall maintain a register (the “Register”) for the recordation of the names and addresses of the Lender and the assignees of the Lender and the aggregate outstanding principal amount of the Note (and stated interest thereon and Commitment Fee) (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Registered Note may be assigned or transferred in whole or in part only by registration of such assignment or transfer on the Register and with the consent of the Borrower, which consent shall not be unreasonably withheld. The Borrower and the Lender (and any assignee of a lender) shall treat each person whose name is recorded in the Register as a lender hereunder for all purposes of this Note, including, without limitation, the right to receive payments of principal, Commitment Fee and interest hereunder. The Register shall be available for inspection by the Lender and its assignees at any reasonable time and from time to time upon reasonable prior notice.

13. Miscellaneous.

(a)           Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder or the collection of any Advance required to be made hereunder, or to defend or enforce any of Lender’s or Borrower’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim relating to this Note, the prevailing party shall be entitled to all actual third party costs and expenses incurred in connection therewith including reasonable attorney’s fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition, all costs, disbursements and allowances provided by law.

(b)           Modification. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(c)           Successors. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors and assigns whether by voluntary action of the parties or by operation of law. All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such successors and assigns.

(d)           Notices. All notices, certificates, demands, requests, approvals, consents, waivers and other communications provided for herein shall be in writing and (i) mailed (registered or certified mail, return receipt requested, and postage prepaid), (ii) hand-delivered, with signed receipt, or (iii) sent by nationally-recognized overnight courier to the address set forth in the introductory paragraph of this Note and/or to such other address as such party may from time to time by written notice designate to the other.

[Signature to follow]

IN WITNESS WHEREOF, the parties have executed this Note as of the date first set forth above.

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EXHIBIT A

ADVANCES AND PAYMENTS ON THE LOAN

Date	Amount ofAdvance	Amount ofPrincipal Paid	Aggregate UnpaidPrincipal Amount